                                                              EXHIBIT 10.13(a)


                                Credit Agreement

                         Dated as of November 18, 1997

                                     Among

                          Cinemark International, Inc.

                         Bank of America National Trust
                            and Savings Association,
                            as Administrative Agent

                                      and


                 The Other Financial Institutions Party Hereto



[Bank of America Logo]

                               TABLE OF CONTENTS

         Section                                                                                                    Page
SECTION  1  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Other Interpretive Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION  2  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.1     Amounts and Terms of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.2     Loan Accounts and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.3     Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.4     Conversion and Continuation Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.5     Limitation on Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.6     Termination or Reduction of Aggregate Commitment . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (a) Voluntary Termination or Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (b) Automatic Reduction of Aggregate Commitment . . . . . . . . . . . . . . . . . . . . . .  19
                          (c) General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.7     Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.8     Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.9     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.10    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.11    Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.12    Payments by Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.13    Payments by the Banks to the Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.14    Sharing of Payments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.15    Security and Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION  3  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.1     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.2     Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.3     Increased Costs and Reduction of Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.4     Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.5     Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.6     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION  4  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.1     Conditions of Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.2     Conditions to All Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SECTION  5  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.1     Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.2     Corporate Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.3     Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.4     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         5.6     No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.7     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.8     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.9     Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.11    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         5.12    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.13    Capital Stock; Pledge Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.14    Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.15    No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.16    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.17    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.18    Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.19    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.20    Swap Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.21    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION  6  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.1     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.2     Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         6.4     Preservation of Corporate Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.5     Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.6     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         6.7     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.8     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.9     Inspection of Property and Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.10    Environmental Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.11    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.12    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SECTION  7  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.1     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.2     Payment of Intercompany Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.3     Consolidations and Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.4     Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.5     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.6     Use of Proceeds    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.7     No ERISA Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.8     Lease Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.9     Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.10    Limitation on Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.11    Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.11    Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.12    Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.13    Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.14    Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.15    Limitations on Negative Pledges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION  8  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.1     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         8.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         8.3     Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION  9  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.1     Appointment and Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.2     Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.3     Liability of Administrative Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         9.4     Reliance by Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.5     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.6     Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.7     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.8     Administrative Agent in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.9     Successor Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.10    Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION  10 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         10.1    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         10.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.3    No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.4    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.5    General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         10.6    Marshalling; Payments Set Aside  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.7    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.8    Assignments, Participations, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.9    Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.10   Notification of Addresses, Lending Offices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.12   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.13   No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.14   Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.15   GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.16   WAIVER OF JURY TRLAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.17   NOTICE OF CLAIMS; CLAIMS BAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.18   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.19   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

EXHIBITS

         Form of:

A        Notice of Borrowing
B        Notice of Conversion/Continuation
c        Borrower Pledge Agreement (Pledging stock of Cinemark Mexico)
D        Notice of Assignment and Acceptance
E        Promissory Note
F        Cinemark Mexico Guaranty
G        Letter of Responsibility
H        Intercompany Subordination Agreement

SCHEDULES

1.1      Proforma Cash Flow for Annualized Theatres
2.1      Commitments
5.13     Options, Shareholder Agreements, Etc. re Cinemark Mexico stock
7.1      Existing Liens
10.2     Addresses for Domestic and Offshore Lending Offices and Notices

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into as of November 18, 1997 among CINEMARK INTERNATIONAL, INC., a Texas corporation (the "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Administrative Agent").

                                    RECITAL

         The Banks desire to provide a secured revolving credit facility to Borrower upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   SECTION 1

                                  DEFINITIONS

         1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

         "Administrative Agent" means BofA, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 10% or more of the voting interest of a Person shall for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Bank be deemed an "Affiliate" of Borrower or of any Subsidiary of Borrower.

         "Agent-Related Persons" means BofA and any successor administrative agent arising under Section 9.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitment" means the combined Commitments of the Banks in the amount of $25,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

         "Agreement" means this Credit Agreement, as amended, modified, supplemented or waived from time to time in accordance with the terms hereof:

         "Annualized Cash Flow" means, for any period, for any Person, the sum of (a) the Cash Flow of such Person for such period plus (b) the Proforma Cash Flow for Annualized Theatres operated by such Person less (c) the Cash Flow from Annualized Theatres operated by such Person; provided, however, that if during the period for which Annualized Cash Flow is being determined, such Person shall have acquired any assets identified to the Administrative Agent other than assets acquired as a result of Capital Expenditures made in the ordinary course of business (including without limitation acquisition by merger or consolidation) or disposed of assets, the Cash Flow of such Person shall be calculated on a pro forma basis as if such acquisition or disposition had occurred at the beginning of such period.

         "Annualized Theatres" means, for any period, newly constructed theatres identified to the Administrative Agent that have had more than one complete Fiscal Quarter of operation, but less than four complete Fiscal Quarters of operation (each, an "Annualized Theatre"); provided, however, that the Via Coapa theatre in Mexico City shall be included as an Annualized Theatre prior to being operated for one complete Fiscal Quarter, and the Cash Flow attributable to such theatre shall be included in Proforma Cash Flow for Annualized Theatres in accordance with the definition thereof.

         "Applicable Margin" means the percentage specified below applicable to interest rates opposite the applicable Borrower Leverage Ratio, as set forth in the most recent certificate received by the Administrative Agent pursuant to
Section 4.1(j) or 6.2(a):

          Borrower                         Offshore               Base
          Leverage Ratio                  Rate Loans           Rate Loans
          --------------------            ----------           ----------
          3.50 < or = x < 3.75              1.750%               50.00
          3.00 < or = x < 3.50              1.500%               25.00
          2.50 < or = x < 3.00              1.250%                  00
          2.00 < or = x < 2.50              1.125%                  00
          x < 2.00                          1.000%                  00

         The Applicable Margin shall be in effect from the date the most recent certificate delivered pursuant to Section 4.1(j) or 6.2(a) is received by the Administrative Agent to but excluding the date the next such certificate is received; provided, however, that if Borrower fails to timely deliver the next such certificate, the Applicable Margin from date such certificate was due to but excluding the date such certificate is received by the Administrative Agent (the "Delinquent Period") shall be the higher of (a) the Applicable Margin already in effect and (b) the Applicable Margin as set forth in such certificate when received, retroactively applied to the Delinquent Period.

         "Assignee" has the meaning specified in Section 10.8(a).

         "Bank" has the meanings specified in the introductory clause hereto, and any successors to, and permitted assigns of, such Banks.

         "Bank Affiliate" means a Person engaged primarily in the business of commercial banking and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (12 U.S.C. Section 101, et seq.).

         "Base Rate" means the higher of: (a) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." It is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and (b) one-half percent per annum above the Federal Funds Rate. Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "BofA" means Bank of America National Trust and Savings Association, a national banking association, and any successors thereto under this Agreement.

         "Borrower" has the meaning set forth in the introductory paragraph hereto.

         "Borrower Leverage Ratio" means, as of any date of determination, the ratio of (a) all interest bearing indebtedness of Borrower and Cinemark Mexico, calculated on an unconsolidated basis for such Persons (excluding Intercompany Subordinated Indebtedness and Indebtedness of Cinemark Mexico to Borrower) to
(b) the Annualized Cash Flow of Borrower and Cinemark Mexico on a unconsolidated basis.

         "Borrower Party" means any Person, other than the Administrative Agent and the Banks, which now or hereafter is a party to any of the Loan Documents.

         "Borrowing" means a borrowing hereunder consisting of Loans made to Borrower on the same day by the Banks pursuant to Section 2.

         "Borrowing Date" means the date a Borrowing is made.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Capital Lease" has the meaning specified in the definition of Capital Lease Obligations.

         "Capital Lease Obligations" means all monetary obligations of Borrower or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

         "Capital Stock" of any Person means (a) any and all shares, interest, participations or other equivalents (however designated) of such Persons' capital stock and any warrants, options and similar rights to acquire such capital stock, (b) in the case of a partnership, partnership interests (whether general or limited) and (c) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions or assets of, the issuing Person.

         "Cash Flow" means, for any period, for any Person, or, as applicable, with respect to certain properties or assets of any Person, determined in accordance with GAAP, the sum of (a) net income (or net loss) plus (b) all amounts treated as expenses for depreciation and Interest Expense (including amortization of debt issue costs) and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss) plus (d) increases in deferred lease expense, plus (e) other non cash items reducing net income, plus (f) management fees payable to Cinemark USA and its Subsidiaries less (g) decreases in deferred lease expense, plus (h) with respect to the Cash Flow of the Borrower, the general and administrative expenses of the Borrower so long as such general and administrative expenses are funded through Intercompany Subordinated Indebtedness or equity contributions from Cinemark USA to Borrower, plus (i) costs of Swap Contracts associated with foreign currency hedges; provided, however that net income (or loss) shall be computed for these purposes without giving effect to gains or losses on dispositions, exchange, gains or losses relating to foreign currency fluctuations, or extraordinary losses or extraordinary gains.

         "Cash Income Taxes" means, with respect to any fiscal period, taxes on or measured by the income of Borrower that are paid or currently payable in cash by Borrower during that fiscal period.

         "Cash Interest Expense" means, for any period, Interest Expense paid or due to be paid during such period in cash.

         "CERCLA" has the meaning specified in the definition of "Environmental Laws."

         "Change in Control Event" means (a) Cinemark USA failing to own at least 51% of the outstanding Capital Stock of Borrower, or (b) Borrower failing to own at least 95% of the outstanding Capital Stock of Cinemark Mexico.

         "Cinemark Mexico" means Cinemark Mexico (USA), Inc., a Texas corporation.

         "Cinemark Mexico Guaranty" means a Continuing Guaranty substantially in the form of Exhibit F, as amended, supplemented, modified, renewed and replaced from time to time.

         "Cinemark USA" means Cinemark USA, Inc. a Texas corporation.

         "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks.

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower upon which a Lien now or hereafter exists in favor of the Banks, or the Administrative Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such persons and delivered to the Administrative Agent or the Banks, for the purpose of securing the Obligations.

         "Collateral Documents" means, collectively, (a) the Pledge Agreement and all other security agreements, and other similar agreements between any Person and the Administrative Agent now or hereafter delivered to the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the UCC (or comparable law) against any Person as debtor in favor of the Administrative Agent for the benefit of itself and the Banks, and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commitment", with respect to each Bank, has the meaning specified in
Section 2.1.

         "Contingent Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (other than a Restricted Subsidiary) (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, or (e) in respect of any Swap Contract. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, in the case of Contingent Obligations other than in respect of Swap Contracts, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value; provided, however, guarantees of (A) payroll and operating accounts below $500,000 incurred in the ordinary course of business by a Subsidiary, (B) costs and expenses relating to shipments of furniture, fixtures and equipment to Subsidiaries and (C) operating leases of Subsidiaries, shall not be deemed to be Contingent Obligations.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Controlled Group" means Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

         "Conversion Date" means any date on which Borrower elects to convert a Base Rate Loan into an Offshore Rate Loan; continue an Offshore Rate Loan as an Offshore Rate Loan; or convert an Offshore Rate Loan into a Base Rate Loan.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Dollars", "dollars" and "$" each mean lawful money of the United
States.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) any Bank Affiliate.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower or any Restricted Subsidiary, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

         "Event of Default" means any of the events or circumstances specified in Section 8.1.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

         "Federal Funds Rate" means the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

         "Fiscal Quarter" means the fiscal quarter of Borrower ending on each March 31, June 30, September 30 and December 31.

         "Fiscal Year" means the fiscal year of Borrower ending on each December 31.

         "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, for Borrower and its Restricted Subsidiaries on an unconsolidated basis, the ratio of (a) the sum of (i) Annualized Cash Flow for the four Fiscal Quarters ended on such date plus (ii) lease expense (excluding deferred lease expense) for the following four Fiscal Quarters to (b) the sum of (i) scheduled principal payments on Indebtedness (excluding principal payments on the Loans) for the following four Fiscal Quarters plus (ii) Cash Interest Expense for the following four Fiscal Quarters (based on the principal amount of Indebtedness (including the Loans) outstanding as of such date and interest rates then in effect) plus (iii) lease expense (excluding deferred lease expense) for the following four Fiscal Quarters plus (iv) Maintenance Capital Expenditures for the four Fiscal Quarters ending on such date plus (v) Cash Income Taxes (including profit sharing taxes) paid or payable during the four Fiscal Quarters ending on such date.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantied Leverage Ratio" means, as of any date of determination, the ratio of (a) the aggregate of all interest bearing Indebtedness of Borrower, Cinemark Mexico and any Guarantied Unrestricted Subsidiaries, calculated on an unconsolidated basis for such Persons (excluding Intercompany Subordinated Indebtedness of Borrower, Cinemark Mexico and any Guarantied Unrestricted Subsidiaries) to (b) the aggregate Annualized Cash Flow of Borrower, Cinemark Mexico and any Guarantied Unrestricted Subsidiaries on an unconsolidated basis.

         "Guarantied Unrestricted Subsidiaries" means any Unrestricted Subsidiary with respect to which Borrower has Contingent Obligations relating to such Guaranteed Restricted Subsidiaries' Indebtedness.

         "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables, coupons and gift certificates entered into in the ordinary course of business pursuant to ordinary terms); (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses (but excluding trade accounts payable or similar accrued liabilities arising in the ordinary course of business); (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (provided, however, that the amount of any such Indebtedness which is non-recourse to such Person shall be the lesser of the fair market value of the Property subject to the Lien and the amount of the Indebtedness secured); and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) above.

         "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

         "Intercompany Subordinated Indebtedness" means any Indebtedness of Borrower owing to Cinemark USA.

         "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement substantially in the form of Exhibit H, as amended, supplemented, modified, renewed and replaced from time to time.

         "Interest Expense" means, for any period, gross interest expense for the period determined in accordance with GAAP (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments and amortization of debt issue costs) for Borrower and its Restricted Subsidiaries on an unconsolidated basis, plus (a) the portion of the upfront costs and expenses for Swap Contracts of Borrower and its Restricted Subsidiaries (to the extent not included in gross interest expense) fairly allocated to such Swap Contracts as expenses for such period, and (b) capitalized interest of Borrower and its Restricted Subsidiaries for the period.

         "Interest Payment Date" means, with respect to any Offshore Rate Loan, the last Business Day of each Interest Period applicable to such Loan; with respect to any Base Rate Loan, the last Business Day of each calendar quarter; and with respect to all Loans, the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, interest shall also be paid on the date which falls three, six and nine months, as applicable, after the beginning of such Interest Period.

         "Interest Period" means, with respect to any Offshore Rate Loan, the period commencing on the Borrowing Date or the Conversion Date for such Offshore Rate Loan and ending on the date 1, 2, 3, 6 or, if available to all Banks in their sole discretion, 12 months thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

         (a) if any Interest Period pertaining to an Offshore Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

         (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period for any Loan shall extend beyond the Maturity Date.

         "Lending Office" means, with respect to any Bank, the office or offices of the Bank specified as its "Lending Office," "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on
Schedule 10.2 hereto, or such other office or offices of the Bank as it may from time to time specify in writing to Borrower and the Administrative Agent.

         "Letter of Responsibility" means the letter of responsibility substantially in the form of Exhibit G.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an Operating Lease.

         "Loan" means an extension of credit by a Bank to Borrower pursuant to
Section 2, and may be a Base Rate Loan or an Offshore Rate Loan. The conversion or continuation of any Loan pursuant to Section 2.4 shall not be deemed to be a new extension of credit, but instead shall be deemed to be the same Loan.

         "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Intercompany Subordination Agreement, the Letter of Responsibility, the Cinemark Mexico Guaranty, all exhibits thereto, all documents delivered to the Administrative Agent or any Bank in connection therewith.

         "Maintenance Capital Expenditures" means a capital expenditure for the maintenance, repair, restoration, or refurbishment of any existing theatre, excluding any capital expenditures which materially adds to or further improves such existing theatre.

         "Majority Banks" means at any time Banks then holding at least 5 1% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 5 1% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Borrower or Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower to perform under any Loan Document and avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Banks or to the Administrative Agent for the benefit of the Banks under the Pledge Agreement.

         "Maturity Date" means the earlier to occur of (a) November 17, 1999; and (b) the date on which the Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

         "Note" means a promissory note of Borrower payable to the order of a Bank substantially in the form of Exhibit E evidencing the aggregate Indebtedness of Borrower to such Bank resulting from Loans made by such Bank.

         "Notice of Assignment and Acceptance" has the meaning specified in
Section 10.8(a).

         "Notice of Borrowing" means a notice given by Borrower to the Administrative Agent pursuant to Section 2.3, in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice given by Borrower to the Administrative Agent pursuant to Section 2.4, in substantially the form of Exhibit B.

         "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

         "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Borrower Party to any of the Banks, the Administrative Agent, or any other Person required to be indemnified, under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

         "Offshore Rate" means, for each Interest Period for any Offshore Rate Loan, an interest rate per annum (rounded upward to the nearest 1/100 of one percent) determined pursuant to the following formula:

                          Offshore Rate =                LIBOR
                                          ----------------------------------
                                          1.00-Eurodollar Reserve Percentage

                          Where,

                          "Eurodollar Reserve Percentage" means the maximum
                 reserve percentage (expressed as a decimal rounded upward to the next 1/100 of one percent) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to

                 Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period; and

                          "LIBOR" means the rate of interest per annum (rounded
                 upward to the nearest 1/32nd of 1%) notified to the Administrative Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period.

The Offshore Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

         "Operating Lease" means, as applied to any Person, any lease of Property which is not a Capital Lease.

         "Participant" has the meaning specified in Section 10.8(d).

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower or any member of the Controlled Group sponsors or maintains or to which Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions.

         "Pledge Agreement" means the Pledge Agreement substantially in the form of Exhibit C, as amended, supplemented, modified, renewed or replaced from time to time.

         "Pledged Collateral" means the Collateral pledged pursuant to the Pledge Agreement.

         "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "Proforma Cash Flow for Annualized Theatres" means, for any period, the sum of the proforma Cash Flow for each Annualized Theatre, calculated on an Annualized Theatre by Annualized Theatre basis in accordance with the formula set forth in Schedule 1.1; provided however, that the Cash Flow attributable to the Via Coapa theatre in Mexico City for the period ending on September 30, 1997 shall be deemed to be $1,100,000.

         "Pro Rata Share" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

         "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Borrower its Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Borrower or any Restricted Subsidiary of the Borrower at any time after the Closing Date (excluding the assets of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower;) provided that (a) the security agreement, conditional sales or other title retention contract pursuant to which the Lien on such assets is created (together, for the purposes of this definition, the "Security Agreement") shall be entered into within 180 calendar days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and (c)(i) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 80% of the purchase price to the Borrower or any Restricted Subsidiary of the Borrower of the assets subject thereto or (ii) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom; provide further, that if the Borrower or any Restricted Subsidiary of the Borrower has entered into a legally binding commitment to execute a Security Agreement with respect to a specified asset or assets and the Borrower or such Restricted Subsidiary executes such Security Agreement within 30 calendar days after the date (for the purposes of this definition, the "commitment date") on which it entered into such commitment, the Security Agreement shall be deemed to have been entered into on the commitment date.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer, chief operating officer or any vice president of Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of Borrower, or any other officer having substantially the same authority and responsibility.

         "Restricted Subsidiary means Cinemark Mexico (USA), Inc., a Texas corporation and any other Subsidiary of Borrower from time to time designated as a Restricted Subsidiary and consented to by the Majority Banks
(collectively, the "Restricted Subsidiaries") such consent not to be unreasonably withheld or delayed.

         "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform

Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "Subsidiary" means, with respect to any Person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to direct the policies, management and affairs thereof, (c) upon designation by Borrower, and until designation by Borrower to the contrary, a Person, 50% or more of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (d) any corporation, partnership or other entity of which an aggregate of more than 20% of the capital stock or other equity interests are owned directly or indirectly, legally or beneficially, through one or more intermediaries by Borrower or which is controlled by Borrower. Borrower shall evidence any designation pursuant to clause (c) of the immediately preceding sentence to the Agent by filing with the Administrative Agent within 45 days of such designation a certificate signed by a Responsible Officer certifying that such designation has been made. Borrower shall be deemed to control another Person if Borrower possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

         "Taxes" has the meaning specified in Section 3.1(a).

         "UCC" means the Uniform Commercial Code as in effect in any jurisdiction.

         "Unrestricted Subsidiary" means any Subsidiary of Borrower which is not a Restricted Subsidiary.

         1.2     Other Interpretive Provisions.

         (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

         (b) Certain Common Terms. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation.

         (c) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

         (d) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

         (e) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

         (f) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

         (g) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

         (h) Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                                   SECTION 2
                                  THE CREDITS

         2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in Schedule 2.1 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.6 or as a result of one or more assignments pursuant to Section 10.8, such Bank's "Commitment"); provide, however, that, after giving effect to any Borrowing of Loans, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Aggregate Commitment; provided, further, that the aggregate principal amount of the Loans of any Bank shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1, prepay pursuant to Section 2.7 and reborrow pursuant to this Section 2.1.

         2.2 Loan Accounts and Notes. (a) Subject to Section 2.2(b), the Loans made by each Bank and the fees due hereunder shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to Borrower and the interest and payments thereon and fees due hereunder. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Loans or such fees.

         (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank may endorse on the schedules annexed to its Note(s), the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by Borrower with respect thereto. Each such Bank is irrevocably authorized by Borrower to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provide, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of Borrower hereunder or under any such Note to such Bank.

         2.3     Procedure for Borrowing.

         (a) Each Borrowing shall be made upon irrevocable written notice in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying: (i) the amount of the Borrowing, which, in the case of a borrowing of Offshore Rate Loans, shall be in an aggregate minimum principal amount of $1,000,000 and any multiple of $250,000 in excess thereof, and in the case of a borrowing of Base Rate Loans, shall be in an aggregate minimum principal amount of $500,000 and any multiple of $200,000 in excess thereof, (ii) the requested Borrowing Date, which shall be a Business Day;
(iii) whether the Borrowing is to be comprised of Offshore Rate Loans, Base Rate Loans or any combination thereof, and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Administrative Agent not later than 9:00 a.m. (San Francisco time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only; provided, further, that if so requested by the Administrative Agent, all Borrowings during the first 60 days following the Closing Date shall have the same Interest Period and shall be Base Rate or Offshore Rate Loans for Interest Periods no longer than one month.

         (b) Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall notify each Bank of the proposed Borrowing. Each Bank shall make available to the Administrative Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed Borrowing exceeds the principal amount of the Loans (if any) being converted or continued on the Borrowing Date, in immediately available funds, by remitting such funds to:
Bank of America National Trust and Savings Association, ABA No.121-000-358,
Attn: Agency Administrative Services #5596 For credit to: BANCONTROL Account No. Reference: Cinemark International, Inc., no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 4.2, the Administrative Agent shall make available to Borrower in like funds on such Borrowing Date the aggregate of the amounts (if any) so made available by the Banks by causing an amount equal to such aggregate amount (if any) received by the Administrative Agent to be credited to the account of Borrower as specified by Borrower in writing. If the conditions set forth in
Section 4.2 are not satisfied, the Administrative Agent shall promptly return such funds to the Banks making the same available.

         (c) Unless the Majority Banks shall otherwise agree, during the existence of an Event of Default, Borrower may not elect to have a Loan be made as an Offshore Rate Loan.

         2.4     Conversion and Continuation Elections.

         (a) Borrower may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $250,000 in excess thereof) into Offshore Rate Loans;
(ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $500,000 or an integral multiple of $200,000 in excess thereof) into Base Rate Loans; or
(iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $1,000,000 or an integral multiple of $250,000 in excess thereof); provided, that if the aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, Offshore Rate Loans shall automatically convert into Base Rate Loans.

         (b) Each conversion or continuation shall be made upon irrevocable written notice in the form of a Notice of Conversion/Continuation, which notice must be received by the Administrative Agent prior to 9:00 a.m. (San Francisco time) (i) three Business Days in advance of the Conversion Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) one Business Day prior to the Conversion Date, if the Loans are to be converted into Base Rate Loans, in each case specifying: (A) the proposed Conversion Date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

         (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, Borrower has failed to select a new Interest Period to be applicable thereto, or if any Event of Default shall then exist, Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

         (d) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Bank thereof, or, if no timely notice is provided by Borrower, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

         (e) Unless the Majority Banks shall otherwise agree, during the existence of an Event of Default, Borrower may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

         2.5 Limitation on Interest Periods. Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing or conversion or continuation of any Loans, there shall not be more than 10 different Interest Periods for Loans in effect without the consent of the Administrative Agent and the Majority Banks.

         2.6     Termination or Reduction of Aggregate Commitment.

         (a) Voluntary Termination or Reduction. Borrower may, upon not less than one Business Day's prior written notice to the Administrative Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by an aggregate minimum amount of $1,000,000 or any multiple thereof, provided that no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the Aggregate Commitment then in effect and, provided, further, that once reduced in accordance with this Section 2.6, the Aggregate Commitment may not be increased.

         (b) Automatic Reduction of Aggregate Commitment. Upon a Change of Control, the Aggregate Commitment shall be automatically and concurrently reduced to zero.

         (c) General. All accrued commitment fees to, but not including the effective date of the reduction or termination of the Aggregate Commitment, shall be paid on the effective date of the reduction or termination. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment in accordance with such Bank's Pro Rata Share.

         2.7 Optional Prepayments. Subject to Section 3.4, Borrower may, at any time or from time to time, upon written notice, which notice must be received by the Administrative Agent at least (a) three Business Days prior to any prepayment of Offshore Rate Loans; and (b) on the Business Day of the prepayment of any Base Rate Loans, ratably prepay Loans in whole or in part, in amounts of (i) with respect to Offshore Rate Loans, $500,000 or any multiple thereof in excess thereof, and (ii) with respect to Base Rate Loans, $200,000 or any integral multiple of $250,000 in excess thereof Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans or Offshore Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by Borrower, and the Administrative Agent will promptly notify each Bank of such Bank's Pro Rata Share of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest in the case of Offshore Rate Loans to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

         2.8 Maturity Date. All principal and accrued and unpaid interest on all Loans shall be due on the Maturity Date.

         2.9     Interest.

         (a) Subject to Section 2.9(c) and (d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin.

         (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans pursuant to

Section 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand.

         (c) Subject to Section 2.9(d), during the continuation of any Event of Default or after acceleration pursuant to Section 8.2, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus 2%.

         (d) It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any Notes, the other Loan Documents, or any other document relating hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of any Loan Document shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances a Bank shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any Notes, the other Loan Documents, or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder and under any Notes or on account of any other indebtedness of Borrower to the Administrative Agent and the Banks, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of Borrower to the Administrative Agent and the Banks, under any specific contingency, exceeds the highest lawful rate, Borrower and the Administrative Agent and the Banks shall, to the maximum extent permitted by applicable law,
(a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof,
(c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

         For purpose of this Section 2.9(d), the term "applicable law" means the internal laws of the State of New York, but, to the extent, contrary to the express intent of the parties, New York law is found to be inapplicable to this Agreement, then "applicable law" also means that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement, and, to the extent controlling, laws of the United States of America.

         2.10    Fees.

         (a) Arrangement Fee. Borrower shall pay to BofA for its own account an arrangement fee in an amount and at the time set forth in a letter November 13, 1997, as supplemented.

         (b) Commitment Fees. Borrower shall pay to the Administrative Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, at a rate per annum equal to 0.50%. Such commitment fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing December 31, 1997, with the final payment to be made on the Maturity Date; provided that, in connection with the termination of the Aggregate Commitment pursuant to Section 2.6, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of the termination. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at anytime during which one or more conditions in Section 4 are not met.

         (c) Agency Fee. Borrower shall pay to the Administrative Agent for the Administrative Agent's own account an agency fee in the amount and at the times as agreed upon in writing between Borrower and the Administrative Agent.

         2.11    Computation of Fees and Interest.

         (a) All computations of interest payable in respect of Base Rate Loans at all times as the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

         (b) The Administrative Agent will, with reasonable promptness, notify Borrower and the Banks of each determination of an Offshore Rate; provided that any failure to do so shall not relieve Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent. Any change in the interest rate on a Loan resulting from a change in the Applicable Margin or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Margin or Eurodollar Reserve Percentage becomes effective. The Administrative Agent will with reasonable promptness notify Borrower and the Banks of the effective date and the amount of each such change, provided that any failure to do so shall not relieve Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent.

         (c) Any change in the interest rate on a Loan resulting from a change in the Applicable Margin or Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Applicable Margin or Eurodollar Reserve Percentage becomes effective. Each determination of an interest rate by the Administrative Agent pursuant hereto shall be conclusive and binding on Borrower and the Banks in the absence of manifest error.

         2.12    Payments by Borrower.

         (a) All payments of principal, interest and fees hereunder shall be in immediately available funds and delivered to the Administrative Agent for credit to:

                          Bank of America National Trust
                          and Savings Association
                          Att: Agency Administrative Services #5596
                          ABA No.121-000-358
                          Bancontrol Account No.___________
                          Reference: Cinemark International, Inc.


not later than 11:00 A.M. (San Francisco time) on the date due; funds received by the Administrative Agent after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

         (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; subject to the provisions set forth in the definition of "Interest Period" herein.

         (c) Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Banks hereunder that Borrower will not make such payment in full as and when required hereunder, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower shall not have made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate as in effect for each such day.

         2.13    Payments by the Banks to the Administrative Agent.

         (a) Unless the Administrative Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, by 9:30 a.m. (San Francisco time) (i) one Business Day prior to the date of any proposed Borrowing of Offshore

Rate Loans, or (ii) on the date of any proposed Borrowing of Base Rate Loans that such Bank will not make available to the Administrative Agent as and when required hereunder for the account of Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to Borrower such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.13(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the next Business Day following the date of such Borrowing, the Administrative Agent shall notify Borrower of such failure to fund and, upon demand by the Administrative Agent, Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

         (b) The failure of any Bank to make any Loan on any date of borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

         2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Pro Rata Share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.14 and will in each case notify the Banks following any such purchases or repayments.

         2.15 Security and Guaranty. All Obligations shall be secured in accordance with the Pledge Agreement and guarantied in accordance with the Cinemark Mexico Guaranty.

                                  SECTION 3

                   TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1     Taxes.

         (a) Subject to Section 3.1 (g), any and all payments by any Borrower Party to each Bank or the Administrative Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

         (b) In addition, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) Subject to Section 3.1(g), Borrower shall indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by such Bank or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, provided that, in the case of penalties, interest, additions to tax and expenses, such Bank or the Administrative Agent has timely notified Borrower after it has been notified of its liability for such amounts. Payment under this indemnification shall be made within 30 days from the date the Bank or the Administrative Agent makes written demand therefor.

         (d) If any Borrower Party shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then, subject to Section 3.1(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Borrower Party shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (e) Within 30 days after the date of any payment by any Borrower Party of Taxes or Other Taxes, Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

         (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that: (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 10.8 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to Borrower through the Administrative Agent two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank makes any changes necessitating a new Form 4224 or Form 1001, it shall with reasonable promptness deliver to Borrower through the Administrative Agent in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate and complete signed originals of Form 4224; or two accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Bank, deliver to Borrower through the Administrative Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon Borrower's or the Administrative Agent's reasonable request to that effect, deliver to Borrower or the Administrative Agent (as the case may be) such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

         (g) Borrower will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 3.1(d) to any Bank for the account of any Lending Office of such Bank or to indemnify any Bank pursuant to Section 3.l(c):(i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 3.1 (f) in respect of such Lending Office; (ii) if such Bank shall have delivered to Borrower a Form 4224 in respect of such Lending Office pursuant to Section 3.1(f), and such Bank at any time shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to Borrower a Form 1001 in respect of such Lending Office pursuant to Section 3.1(f), and such Bank at any time shall not be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

         (h) If, at any time, Borrower requests any Bank to deliver any forms or other documentation pursuant to Section 3.1 (f)(iv), then Borrower shall, on demand of such Bank through the Administrative Agent, reimburse such Bank for any costs and expenses (including reasonable expenses of outside legal counsel and the reasonable allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

         (i) If Borrower is required to pay additional amounts to any Bank or the Administrative Agent pursuant to Section 3.1(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

         3.2     Illegality.

         (a) If any Bank shall reasonably determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to Borrower through the Administrative Agent, the obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank shall have notified the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exists.

         (b) If a Bank shall determine that it is unlawful to maintain any Offshore Rate Loan, Borrower shall be deemed to have converted in full all Offshore Rate Loans of that Bank then outstanding into Base Rate Loans either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loans. At the time of conversion, Borrower shall pay all interest accrued thereon, together with any amounts required to be paid in connection therewith pursuant to Section 3.4.

         (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been terminated, Borrower may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as, or converted into, Offshore Rate Loans shall be instead Base Rate Loans.

         (d) Before giving any notice to the Administrative Agent pursuant to this Section 3.2, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         3.3 Increased Costs and Reduction of Return. (a) If any Bank shall reasonably determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request of general applicability from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans (except for changes in the rate of tax on the overall net income of such Bank imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located), then Borrower shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Administrative Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

         (b) If any Bank shall have reasonably determined that the introduction of any applicable law, rule, regulation or guideline of general applicability regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive of general applicability regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority issued after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such Bank's capital is increased as a consequence of its obligations hereunder, then, upon demand of such Bank, Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.4 Funding Losses. Borrower agrees to reimburse each Bank and to hold each Bank harmless from any loss or expense which the Bank may sustain or incur (excluding the loss of anticipated profits) from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained as a consequence of: (a) the failure of Borrower to make any prepayment of principal of any Offshore Rate Loan or to make any payment after any acceleration thereof; (b) the failure of Borrower to borrow or continue an Offshore Rate Loan or convert a Base Rate Loan to an Offshore Rate Loan after Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of Borrower to make any prepayment of an Offshore Rate Loan after Borrower has given a notice in accordance with Section 2.7; or (d) the prepayment of an Offshore Rate Loan on a day which is not the last day of the Interest Period with respect thereto. Solely for purposes of calculating amounts payable by Borrower to the Banks under this Section 3.4, each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR (as defined in the definition of "Offshore Rate") used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         3.5 Inability to Determine Rates. If the Majority Banks shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or if the Majority Banks advise the Administrative Agent that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to them of funding such Loan, they shall notify the Administrative Agent who will forthwith give notice of such determination to Borrower and each Bank. Thereafter, the obligation of the Banks to make Offshore Rate Loans hereunder shall be suspended until the Administrative Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrower does not revoke such notice with respect to Loans, the Banks shall make, convert or continue the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         3.6     Survival.  The agreements and obligations of Borrower in this
Section 3 shall survive the payment of all other Obligations. Any claim or demand by any Bank for reimbursement or compensation under this Section 3 must be made in writing; provided, however, that no such claim or demand may be made in respect of any expense, cost, or economic loss incurred or suffered more than 12 months prior to the date of such claim or demand.

                                   SECTION 4
                              CONDITIONS PRECEDENT

         4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Administrative Agent and each Bank and (except for the instruments or documents representing Pledged Collateral) in sufficient copies for each Bank:

         (a) Credit Agreement and Notes. This Agreement executed and delivered by Borrower, the Administrative Agent and each of the Banks and, if requested by any Bank pursuant to Section 2.2(b), the Note(s) for such Bank executed by Borrower.

         (b)    Resolutions, Incumbency.

                          (i) Copies of the resolutions of the Board of Directors or the executive committee of Borrower and Cinemark Mexico approving and authorizing the execution, delivery and performance by Borrower and Cinemark Mexico, respectively, of the Loan Documents to which it is a party and authorizing the borrowing of the Loans by Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower and Cinemark Mexico, respectively; and

                          (ii) A certificate of the Secretary or Assistant Secretary of Borrower and Cinemark Mexico, certifying the names and true signatures of the officers of Borrower and Cinemark Mexico, respectively, authorized to execute and deliver the Loan Documents to which its is a party.

         (c) Articles of Incorporation, By-laws and Good Standing. Each of the following documents:

                          (i) The articles or certificate of incorporation of Borrower and Cinemark Mexico as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of Borrower as of a recent date and by the Secretary or Assistant Secretary of Borrower and Cinemark Mexico, respectively, as of the Closing Date and the bylaws of Borrower and Cinemark Mexico as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Borrower and Cinemark Mexico, respectively, as of the Closing Date; and

                          (ii) A good standing certificate for Borrower and Cinemark Mexico from the Secretary of State of its state of incorporation and each state where Borrower is qualified to do business as a foreign corporation as of a recent date.

         (d) Intercompany Subordination Agreement. The Intercompany Subordination agreement, executed and delivered by the parties thereto.

         (e) Legal Opinions. An opinion of the general counsel of Borrower addressed to the Administrative Agent and the Banks.

         (f) Payment of Fees. Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with reasonable attorney fees, costs and expenses (including the allocated cost of Administrative Agent's inhouse counsel and staff) to the extent invoiced prior to or on the Closing Date, together with such additional amounts of such fees, costs and expenses as shall constitute BofA's and the Administrative Agent's reasonable estimate of such reasonable fees, costs and expenses incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and the Administrative Agent; including any such costs, fees and expenses arising under or referenced in Section 2.10. To the extent not invoiced by the Closing Date, Borrower shall pay such fees, costs and expenses within 30 days of being invoiced therefor.

         (g) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date (i) stating that: (A) the representations and warranties contained in Section 5 are true and correct in all material respects on and as of such date, as though made on and as of such date; (B) no Default or Event of Default exists or would result from the initial Loan; and (C) there has occurred since December 31, 1996, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect; and (ii) showing in detail the calculations supporting such statement in respect of Sections 7.11, 7.12 and 7.13 as of September 30, 1997.

         (h) Other Documents. Such other approvals, opinions or documents as the Administrative Agent or any Bank may request.

         4.2 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

         (a) Cinemark Mexico Guaranty. Concurrently with making the initial Loans hereunder, the Cinemark Mexico Guaranty, executed and delivered by Cinemark Mexico;

         (b) Pledge Agreement. Concurrently with making the initial Loans hereunder, the Pledge Agreement, executed and delivered by the Borrower, in appropriate form for recording, where necessary, together with all certificates and instruments representing the Pledged Collateral and stock transfer powers executed in blank.

         (c) Letter of Responsibility. Concurrently with making the initial Loans hereunder, the Letter of Responsibility, executed and delivered by Cinemark USA.

         (d) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing;

         (e) Continuation of Representations and Warranties. The representations and warranties made by Borrower contained in Section 5 shall be true and correct in all material respects on and as of such Borrowing Date, both before and after giving effect to such Borrowing, with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date); and

         (f) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

         Each Notice of Borrowing submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder that, as of the date of each such notice and as of each Borrowing Date, the conditions in
Section 4.2 are satisfied.

                                   SECTION 5
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to the Administrative Agent and each Bank that:

         5.1 Corporate Existence and Power. Borrower and each of its Restricted Subsidiaries: (a) is a corporation (with respect to Borrower and Cinemark Mexico) or a corporation or other limited liability entity (with respect to Restricted Subsidiaries organized under the laws of a foreign jurisdiction), in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;
(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents; (c) is duly qualified as a foreign corporation or other limited liability entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b), (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.2 Corporate Authorization, No Contravention. The execution, delivery and performance by Borrower, of this Agreement and any other Loan Document to which Borrower is party, have been duly authorized by all necessary corporate action, and do not and would not be expected to: (a) contravene the terms of any of Borrower's articles of incorporation, bylaws or other organization documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which Borrower or its Property is subject; or (c) violate any Requirement of Law.

         5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of the Agreement or any other Loan Document, except for (a) such filings, recordations and registrations as contemplated by the Pledge Agreement in order to perfect, continue or enforce the security interests in the Collateral thereunder and (b) routine corporate filings to maintain the corporate good standing of Borrower and its Restricted Subsidiaries unless failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.4 Binding Effect. This Agreement and each other Loan Document to which Borrower is a party constitute the legal, valid and binding obligations of Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.5 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Borrower, or its Restricted Subsidiaries or any of their respective Properties which: (a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby or (b) if determined adversely to Borrower, or its Restricted Subsidiaries, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower Party or the grant or perfection of the Administrative Agent's Liens on the Collateral. Neither Borrower nor any of its Restricted Subsidiaries has received notice or has actual knowledge that it is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

         5.7 ERISA. Neither Borrower nor any ERISA Affiliate maintains or sponsors any Plan nor is obligated to make contributions under any Plan, and Borrower has no liability under ERISA. Borrower is not a member of any Controlled Group.

         5.8 Use of Proceeds. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.6.

         5.9 Title to Properties. Borrower and each of its Restricted Subsidiaries has good record and marketable (or indefeasible in the State of Texas) title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of Borrower and its Restricted Subsidiaries is subject to no Liens, other than as permitted by
Section 7.1.

         5.10 Taxes. Borrower and its Restricted Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets that are due pursuant to such returns or reports before any such taxes, assessments, fees or other charges became delinquent or any penalty accrued with respect thereto, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded. To Borrower's knowledge there is no proposed tax assessment against Borrower or any of its Restricted Subsidiaries which could reasonably be expected to, if the assessment were made, have a Material Adverse Effect.

         5.11    Financial Condition.

         (a) The consolidated financial statements of financial condition of Borrower and its Subsidiaries dated December 31, 1996 as reported in the Supplemental Schedules in the financial statements of Cinemark USA., and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) show all material indebtedness and other liabilities, direct or contingent of Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations that are required to be included on Borrower's consolidated financial statements in accordance with GAAP.

         (b) Since December 31, 1996, there has been no event which could reasonably be expected to have a Material Adverse Effect.

         5.12    Environmental Matters.

         (a) The on-going operations of Borrower and each of its Restricted Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability which could reasonably be expected to have a Material Adverse Effect. Borrower and each of its Restricted Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and Borrower and each of its Restricted Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits.

         (b) To the knowledge of Borrower, none of Borrower, any of its Restricted Subsidiaries or any of their respective present Property or operations is subject to any outstanding material written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material. There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of Borrower or any of its Restricted Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of Borrower and its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect for any such condition, circumstance or Property. In addition, (i) neither Borrower's nor any of its Restricted Subsidiaries' Properties have any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site in an amount that would require remediation under Environmental Laws, and (ii) to Borrower's actual knowledge Borrower and its Restricted Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

         5.13 Capital Stock, Pledge Agreement. The Pledged Collateral constitutes 95% of the outstanding capital stock of Cinemark Mexico issued and outstanding, and except as disclosed on Schedule 5.13 there are no shareholders, options, warrants, shareholder agreements, calls or commitments of any character whatsoever relating to any of the Pledged Collateral. The provisions of the Pledge Agreement are effective to create, in favor of the Administrative Agent for the benefit of the Banks, a legal, valid and enforceable security interest in all of the Pledged Collateral described therein; and the Pledged Collateral was delivered to the Administrative Agent or its nominee in accordance with the terms thereof Upon delivery of the Pledged

Collateral the Lien of the Pledge Agreement constitutes a perfected, first priority security interest in all right, title and interest of the Borrower in the Pledged Collateral described therein, prior and superior to all other Liens and interests.

         5.14 Regulated Entities. None of Borrower, any Person controlling Borrower, or any Subsidiary of Borrower, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.15 No Burdensome Restrictions. Neither Borrower nor any of its Restricted Subsidiaries is a party to or bound by any Contractual Obligation (other than this Agreement, the Indenture governing Cinemark Mexico's 12% Senior Subordinated Pik Notes and the Senior Secured Credit Agreement between Borrower and Cinemark Mexico), or subject to any charter or corporate restriction, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.16    Solvency.  Borrower and Cinemark Mexico are Solvent.

         5.17 Labor Relations. There are no strikes, lockouts or other labor disputes against Borrower or any of its Restricted Subsidiaries, or, to Borrower's knowledge, threatened against or affecting Borrower or any of its Restricted Subsidiaries, and no significant unfair labor practice complaint is pending against Borrower or any of its Restricted Subsidiaries or, to the knowledge of Borrower, threatened against any of them before any Governmental Authority, in each case, which could reasonably be expected to have a Material Adverse Effect.

         5.18 Copyrights, Patents, Trademarks and Licenses, etc. Borrower or its Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are material to the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by Borrower or any of its Restricted Subsidiaries infringes upon any rights held by any other Person; no claim or litigation regarding any of the foregoing is pending or to the knowledge of Borrower threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is to the knowledge of Borrower pending or proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.19 Insurance. The Properties of Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies or self-insured (including insurance through a related captive insurance company), in such amounts, with such deductibles and covering such risks as Borrower believes is adequate in character and amount.

         5.20 Swap Obligations. Neither Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts.

         5.21 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each report or certificate (including any exhibits to such report or certificate) furnished by or on behalf of Borrower or any of its Restricted Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                                   SECTION 6
                             AFFIRMATIVE COVENANTS

        Borrower covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (exclusive of future, contingent, or unliquidated amounts arising under indemnity agreements) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

        6.1 Financial Statements. Borrower shall deliver to the Administrative Agent (who shall deliver the same to the Banks) in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank:

         (a) as soon as available, but not later than 90 days after the end of each Fiscal Year:

                 (i) a copy of the consolidated and consolidating balance sheets of Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for such Fiscal Year and the Supplemental Schedules in the financial statements of Cinemark USA, setting forth in each case in comparative form the figures for the previous Fiscal Year, which consolidated statements shall be accompanied by the report of Deloitte & Touche L.L.P. or another nationally-recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior Fiscal Years except to the extent set forth therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of Borrower's or any consolidated Subsidiary's records, Such consolidating financial statements shall be certified by an appropriate Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year end adjustments), the financial position and the results of operations of Borrower and its Subsidiaries;

                 (ii) a copy of the audited balance sheet of Cinemark Mexico as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the report of Deloitte & Touche L.L.P. or another nationally-recognized independent public accounting firm which report shall state that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior Fiscal Years except to the extent set forth therein. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of Cinemark Mexico's records; and

                 (iii) a copy of the unaudited balance sheets of each Guarantied Unrestricted Subsidiary as at the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year. Such financial statements shall be certified by an appropriate Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year end adjustments), the financial position and the results of operations of such Guarantied Unrestricted Subsidiaries.

         (b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each year:

                 (i) a copy of the unaudited consolidated and consolidating balance sheets of Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such Fiscal Quarter, and certified by an appropriate Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year end adjustments), the financial position and the results of operations of Borrower and its Subsidiaries; and

                 (ii) a copy of the unaudited balance sheets of Cinemark Mexico and each Guarantied Unrestricted Subsidiary as of the end of such Fiscal Quarter and the related statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such Fiscal Quarter, and certified by an appropriate Responsible Officer as fairly presenting, in accordance with GAAP (subject to normal year end adjustments), the financial position and the results of operations of Cinemark Mexico and each Guarantied Unrestricted.

         6.2 Certificates, Other information. Borrower shall furnish to the Administrative Agent (who shall deliver the same to the Banks), with sufficient copies for each Bank:

         (a) concurrently with the delivery of the financial statements referred to in Sections 6.1 (a) and (b) above, a certificate of a Responsible Officer (i) stating that, to such officer's knowledge, Borrower, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable Section reference) in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 7.4(e), 7.9(e), 7.11, 7.12 and 7.13;

         (b) as soon as available, but not later than 60 days after the beginning of each Fiscal Year an annual operating budget for Borrower and its Restricted Subsidiaries for such Fiscal Year in a format satisfactory to the Administrative Agent and the Banks;

         (c) promptly after the same are sent, copies of all financial statements and reports which Borrower sends to its shareholders; and

         (d) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.

         6.3 Notices. Borrower shall promptly notify the Administrative Agent (who shall notify the Banks):

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that could reasonably be expected to become a Default or Event of Default;

         (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of Borrower or any of its Restricted Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Borrower or any of its Restricted Subsidiaries and any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect, and (iii) any dispute, litigation or proceeding in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

         (c) of the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Restricted Subsidiary (i) in which the amount of damages claimed is $1,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought, which, with respect to clauses (i) and (ii) of this subsection (c), if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

         (d) upon, but in no event later than 10 days after, becoming aware of (in each case only to the extent that the amount involved exceeds $500,000)
(i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower or any of its Restricted Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) any other Environmental Claims, and
(iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Borrower or any Restricted Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

         (e) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of Borrower delivered to the Banks pursuant to Section 6.1(a);

         (f) of any material change in accounting policies or financial reporting practices by Borrower or any of its Restricted Subsidiaries;

         (g) of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving Borrower or any of its Restricted Subsidiaries, which could reasonably be expected to have a Material Adverse Effect; and

         (h) upon the request from time to time of the Administrative Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which Borrower or any of its Restricted Subsidiaries is party.

         Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of Borrower setting forth details of the occurrence referred to therein, and stating what action Borrower proposes to take with respect thereto and at what time. Each notice under Section 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

         6.4 Preservation of Corporate Existence, Etc. Borrower shall, and shall cause each of its Restricted Subsidiaries to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; provided, that Borrower shall not be required to maintain the existence of any Restricted Subsidiary if the Board of Directors of Borrower determines that the existence of such Subsidiary is no longer necessary or desirable in the conduct of Borrower's business; (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business as presently conducted; (c) use its reasonable efforts, in the ordinary course of business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and (d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property. Borrower shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.6 Insurance. Borrower shall maintain, and shall cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable independent insurers or self insurance (including insurance through a related captive insurance company), insurance with respect to its Properties and business against loss or damage of the kinds as Borrower believes is adequate in character and amount; including workers' compensation insurance, public liability and property and casualty insurance.

         6.7 Payment of Obligations. Borrower shall, and shall cause its Restricted Subsidiaries to, pay and discharge (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets before any penalty accrues thereon, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower or such Restricted Subsidiary; and
(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property prior to the time when any penalty or fine shall be incurred with respect thereto, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower or such Restricted Subsidiary.

         6.8 Compliance with Laws. Borrower shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist, or where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         6.9 Inspection of Property and Books and Records. Borrower shall maintain and shall cause each of its Restricted Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower and such Restricted Subsidiaries. Borrower shall permit, and shall cause each of its Restricted Subsidiaries to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants of the Borrower at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, when an Event of Default has occurred and is continuing the Administrative Agent or any Bank may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

         6.10 Environmental Laws. Borrower shall, and shall cause each of its Restricted Subsidiaries to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws, except where the failure could not reasonably be expected to, individually or in the aggregate, result in liability in excess of $2,500,000. Upon the written request of the Administrative Agent or any Bank, Borrower shall submit and cause each of its Restricted Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Bank, at Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.3(d), that could, individually or in the aggregate, result in liability in excess of $2,500,000.

         6.11    Use of Proceeds.  Borrower shall use the proceeds of the Loans
(a) to repurchase all or substantially all of Cinemark Mexico's issued and outstanding series of 12% Senior Subordinated PIK Notes, (b) for the acquisition, construction and furnishing of theatres in Mexico or other activities incidental thereto and (c) for working capital and other general corporate purposes.

         6.12 Further Assurances. Borrower shall ensure that all written information and reports and certificates (including any exhibits thereto) furnished to the Administrative Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

                                   SECTION 7
                               NEGATIVE COVENANTS

         Borrower hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation (exclusive of future, contingent or unliquidated amounts arising under indemnity agreements) shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.1 Limitation on Liens. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following:

         (a) Any Lien (other than Liens on the Collateral) existing on the property of the Borrower or its Restricted Subsidiaries on the Closing Date and set forth on Schedule 7.1;

         (b)     any Lien created under any Loan Document;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower or such Restricted Subsidiary;

         (e) Liens consisting of pledges or deposits required in the ordinary course of business as presently conducted in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens (other than Liens on the Collateral) on the Property of Borrower or any of its Restricted Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other obligations of a like nature; in each case, incurred in the ordinary course of business provided that all Liens securing delinquent performance or obligations could not (even if enforced) reasonably be expected to have a Material Adverse Effect;

         (g) any attachment or judgment Lien, unless the judgment it secures shall not have been discharged within 30 calendar days after the expiration of any stay or final appeals;

         (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, Liens on assets outside of the United States and other similar encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or materially interfere with the ordinary conduct of the businesses of Borrower and its Restricted Subsidiaries;

         (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution;

         (j) Liens securing Purchase Money Obligations not exceeding $250,000 in the aggregate at any one time;

         (k) Lien of the trustee under the Indenture governing Cinemark Mexico's 12% Senior Subordinated PIK Notes on money or property held or collected by the trustee thereunder; and

         (l) Any renewal of or substitution for any Lien permitted by any of the preceding subsections, including without limitation, in connection with refinancings of any Indebtedness secured by such Liens (including all accrued interest and any prepayment premium, if any, thereon); provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets (other than proceeds and accessions).

         7.2 Payment of Intercompany Subordinated Indebtedness. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, directly or indirectly, pay or prepay any amount of principal or cash interest with respect to any Intercompany Subordinated Indebtedness, or purchase or redeem any Intercompany Subordinated Indebtedness, if a Default or Event of Default then exists or would result therefrom.

         7.3 Consolidations and Mergers. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

   (a) any Restricted Subsidiary of Borrower may merge (i) with Borrower, provided that Borrower shall be the continuing or surviving corporation and
(ii) with any one or more Restricted Subsidiaries of Borrower; and

   (b) any Restricted Subsidiary of Borrower may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Borrower.

   7.4 Limitation on Indebtedness. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

   (a)  Indebtedness incurred pursuant to this Agreement;

   (b) endorsements for collection or deposit in the ordinary course of business as presently conducted;

   (d)  Intercompany Subordinated Indebtedness; and

   (e) unsecured Contingent Obligations of Borrower and any Restricted Subsidiary with respect to Indebtedness of Guarantied Unrestricted Subsidiaries provided that immediately prior to and after giving effect to incurring such Contingent Obligations, the Guarantied Leverage Ratio shall not exceed 3.75 to 1 and no Default or Event of Default exists or would result therefrom.

   7.5 Transactions with Affiliates. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, enter into any transaction with any Affiliate of Borrower or of any such Restricted Subsidiary, except (a) as expressly permitted by this Agreement, or (b) unless such transaction is on terms no less favorable to Borrower or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Restricted Subsidiary; provided, however, that transactions between or among Borrower and its Restricted Subsidiaries which are not otherwise prohibited by this Agreement, transactions permitted under
Section 7.9 and any employment agreement entered into by Borrower or its Restricted Subsidiaries in the ordinary course of business, in each case shall not be deemed a transaction with an Affiliate.

   7.6 Use of Proceeds. Borrower shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry Margin Stock, or (c) to extend credit for the purpose of purchasing or carrying any Margin Stock.

   7.7 No ERISA Plans. Borrower shall not, and shall not suffer or permit any of its ERISA Affiliates to, maintain or sponsor any Plan nor become obligated to make contributions under any Plan. Neither Borrower nor any of its ERISA Affiliates shall become a member of any Controlled Group.

   7.8 Lease Obligations. Borrower shall not, and shall not suffer or permit any Restricted Subsidiary to, create or suffer to exist any obligations for the payment of rent for any Property under lease or agreement to lease, except for:

   (a) Leases of Borrower and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof,

   (b) Operating Leases entered into or assumed by Borrower or any of its Restricted Subsidiaries after the Closing Date in the ordinary course of business, including without limitation sale-leaseback transactions; and

   (c)  guaranties of operating leases of any Subsidiary.

   7.9 Restricted Payments. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of the capital stock of Borrower or a Restricted Subsidiary, or (ii) purchase, redeem or otherwise acquire for value any shares of the capital stock of Borrower or any Subsidiary (other than Subsidiaries of Borrower that are Restricted Subsidiaries) or any warrants, rights or options to acquire such shares, now or hereafter outstanding or (iii) prepay, repay, redeem, defease or otherwise acquire or retire for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of Borrower or any of its Subsidiaries, including Intercompany Subordinated Indebtedness; except that Borrower and any Restricted Subsidiary may:

   (a) declare and make dividend payments or other distributions payable solely in its capital stock or in options, warrants or rights to acquire its capital stock;

   (b) declare and make dividends payments or other distributions from a Subsidiary of Borrower to Borrower or to another Subsidiary of Borrower that is a Restricted Subsidiary;

   (c) purchase, redeem or otherwise acquire shares of its capital stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its capital stock;

   (d) prepay, repay, redeem, defease or otherwise acquire or retire for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, repay, prepay, redeem, defease or otherwise acquire for value Intercompany Subordinated Indebtedness; provide that immediately prior to and after giving effect to such repayment, no Default or Event of Default exists or would result therefrom; and

   (e) repurchase, refinance or retire Cinemark Mexico's outstanding 12% Senior Subordinated PIK Notes, together with accrued interest and prepayment premium, if any, thereon.

   7.10 Limitation on Management Fees. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any management fees, except that Cinemark Mexico may pay and accrue management fees to Cinemark USA in an aggregate amount not exceeding 5% of Cinemark Mexico's total revenues provided, that such management fees are subordinated on terms and conditions substantially the same as Intercompany Subordinated Indebtedness and no Default or Event of Default exists or would result from such payment and such management fees may be paid only if no Default or Event of Default exists or would result therefrom.

   7.11 Borrower Leverage Ratio. Borrower shall not permit the Borrower Leverage Ratio to exceed the 3.75 to 1 at any time.

   7.12 Guaranteed Leverage Ratio. Borrower shall not permit the Guarantied Leverage Ratio to exceed the 3.75 to 1 at any time.

   7.13 Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.60 to 1.00 at any time.

   7.14 Change in Business. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

   7.15 Accounting Changes. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of Borrower or of any of its consolidated Restricted Subsidiaries.

   7.16 Limitations on Negative Pledges. Borrower shall not, and shall not suffer or permit any of its Restricted Subsidiaries to, agree to any restriction or limitation on the upstreaming of payments from any Restricted Subsidiary to Borrower other than immaterial amounts in the ordinary course of business.

                                   SECTION 8

                               EVENTS OF DEFAULT

   8.1 Event of Default. Any of the following shall constitute an "Event of Default":

   (a) Non-Payment. Borrower fails to pay, when and as required to be paid herein, any principal of any Loan, or shall fail to pay within two Business Days of the due date hereof any interest, fees or other amount payable hereunder or pursuant to any other Loan Document; or

   (b) Representation or Warranty. Any representation or warranty by Borrower made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by Borrower or its Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

   (c) Specific Defaults. Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.2, 7.3, 7.9, 7.10, 7.11, 7.12,
7.13 or 7.15; or

   (d) Other Defaults. Borrower fails to perform or observe any other term or covenant contained in Section 6.1, 6.2, 6.3, 6.9 or Section 7 (other than the subsections thereof set forth in subsection (c) above) and such default shall continue unremedied for a period of three days, or Borrower fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default under other terms or covenants shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer of Borrower knew or should have known of such failure or
(ii) the date upon which written notice thereof is given to Borrower by the Administrative Agent or any Bank; or

   (e) Cross-Defaults. (i) Borrower or any of its Restricted Subsidiaries (A) fails to make any payment in respect of any Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of $ 1,000,000 or more when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness having an aggregate principal amount of $1,000,000 or more, and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or any Contingent Obligation in an amount of $ 1, 000,000 or more to become payable or cash collateral in respect thereof to be demanded, or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) as to which Borrower or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $1,000,000; or

   (f) Insolvency; Voluntary Proceedings. Borrower or any of its Restricted Subsidiaries (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) commences any Insolvency Proceeding with respect to itself, or (iii) takes any action to effectuate or authorize any of the foregoing; or

   (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any Restricted Subsidiary of Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Borrower's or any of its Restricted Subsidiaries' Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Borrower or any of its Restricted Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S.
law) is ordered in any Insolvency Proceeding; or (iii) Borrower or any of its Restricted Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

   (h) Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not covered by insurance, including insurance through a related captive insurance company, but excluding self-insurance) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or

  (i) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against Borrower or any of its Restricted Subsidiaries which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

  (j) Collateral. Any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest, and if, in either case, such cessation is the result of a change in law, such cessation shall continue for 10 days after the earlier of (i) the date upon which a Responsible Officer of Borrower knew or should have known of such cessation or (ii) the date upon which written notice thereof is given to Borrower by the Administrative Agent or any Bank; or

  (k) Loan Documents. Any material provision of any Loan Document at any time after its execution and delivery and for any reason other than the agreement of the Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Banks, is materially adverse to the interests of the Banks; or any Borrower Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or any Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) occurs under any other Loan Document; or

  (l)   Adverse Change. There shall occur a Material Adverse Effect; or

  (m)   Change in Control. There shall occur a Change in Control Event.

  8.2 Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments and obligations shall forthwith be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however , that upon the occurrence of any event specified in paragraph (f) or (g) of Section 8.1 above (in the case of clause (i) of paragraph (g), upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

  8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   SECTION 9
                            THE ADMINISTRATIVE AGENT

  9.1 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

  9.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

  9.4   Reliance by Administrative Agent.

  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

  (b) For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect or the Bank shall not have made available to the Administrative Agent the Bank's ratable portion of such Borrowing.

  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Section 8; provided, however, that unless and until the Administrative Agent shall have received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

  9.6 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of Borrower and its

  Subsidiaries shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Agent-Related Persons.

  9.7 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the related Administrative Agent) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including fees and expenses of counsel and the allocated cost of in-house counsel). The obligation of the Banks in this Section shall survive the payment of all Obligations hereunder.

  9.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with Borrower and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent hereunder and without notice to or consent of the Banks. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include B of A in its individual capacity.

  9.9 Successor Administrative Age. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by Borrower. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

  9.10  Collateral Matters.

  (a) The Administrative Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Pledge Agreement which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Pledge Agreement.

  (b) The Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting Property sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; (iii) constituting Property in which Borrower or any Subsidiary of Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to Borrower or any Subsidiary of Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, subject to
Section 10.1(f). Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 9.10(b).

  (c) Each Bank agrees with and in favor of each other (which agreement shall not be for the benefit of Borrower or any of its Subsidiaries) that Borrower's obligation to such Bank under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

                                   SECTION 10

                                 MISCELLANEOUS

  10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, Borrower and acknowledged by the Administrative Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provide, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, Borrower and acknowledged by the Administrative Agent, do any of the following: (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2(a)) or subject any Bank to any additional obligations hereunder or under any Loan Document; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any Loan Document (other than Swap Contracts); (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder or under any Loan Document; (e) amend this Section 10.1 or
Section 2.14; or (f) discharge any Borrower Party, or release any part of the Collateral; provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

  10.2 Notices. All notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to Borrower to its address specified on Schedule
10.2 hereto; if to any Bank, to its Domestic Lending Office specified on
Schedule 10.2 hereto; and if to the Administrative Agent, to its address specified on Schedule 10.2 hereto; or, as to Borrower or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to Borrower and the Administrative Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written notices pursuant to Section 2 shall not be effective until received by the Administrative Agent.

  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

  10.4 Costs and Expenses. Borrower shall, whether or not the contemplated hereby shall be consummated:

  (a) reimburse BofA (including in its capacity as Administrative Agent) on demand for all reasonable costs and expenses incurred in connection with the development, syndication, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to BofA (including in its capacity as Administrative Agent) (and the allocated cost of internal counsel) with respect thereto;

  (b) reimburse each Bank and the Administrative Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Administrative Agent and to each of the Banks; and

  (c) reimburse the Administrative Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Administrative Agent in connection with the matters referred to under paragraphs (a) and (b) above.


  10.5 General Indemnity. Borrower shall pay, indemnify, and hold each Bank, the Administrative Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and out-of-pocket expenses of counsel and the allocated cost of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities (i) arising from the gross negligence or willful misconduct of such Indemnified Person (ii) with respect to judicial proceedings commenced against such Indemnified Person by any holder of the debt or equity securities of such Indemnified Person based solely on the rights afforded such holder in its capacity as such, and (iii) with respect to judicial proceedings commenced solely against such Indemnified Person by another Bank, Assignee or Participant to the extent based on a cause of action against such Indemnified Person and not Borrower or any Restricted Subsidiary. The obligations in this Section 10.5 shall survive payment of all other Obligations. Borrower shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be acceptable to the Indemnified Persons acting reasonably) and at the sole expense of Borrower, the conduct and settlement of any Indemnified Liabilities, and the Indemnified Person shall cooperate with Borrower in connection therewith; provided that Borrower shall permit the Indemnified Person to participate in such conduct and settlement through counsel chosen by the Indemnified Person, but the fees and expenses of such counsel shall be borne by the Indemnified Person. Notwithstanding the foregoing, the Indemnified Person shall have the right to employ its own counsel, and the reasonable fees and expenses of such counsel shall be at Borrower's cost and expense if the interests of Borrower and the Indemnified Person become adverse in any such claim or course of action; provided, however, Borrower, in such event, shall only be liable for the reasonable legal expenses of one counsel for all of such Indemnified Persons. Borrower shall not be liable for any settlement of any claim or action effected without its prior written consent, such consent not to be unreasonably withheld. All amounts owing under this Section 10.5 shall be paid within 30 days after demand.

  10.6 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

  10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

                 10.8             Assignments, Participations, etc.

                 (a) Any Bank may, with the prior written consent of Borrower at all times other than during the existence of an Event of Default, and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of Borrower or the Administrative Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000 and multiples of $ 1,000,000 in excess thereof, provided, however, that (i) Borrower and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and the Administrative Agent by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to Borrower and the Administrative Agent a Notice of Assignment and Acceptance in the form of Exhibit D ("Notice of Assignment and Acceptance") together with any Note or Notes subject to such assignment and
(C) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $2,500.

                 (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received an executed Notice of Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Notice of Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Notice of Assignment and Acceptance and payment of the processing fee, Borrower shall, upon the request of the Assignee made through the Administrative Agent, execute and deliver to the Administrative Agent, one or more new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank had previously requested one or more Notes and has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Notice of Assignment and Acceptance, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                 (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of Borrower (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) Borrower and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 10.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 (e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning or pledging Bank in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder.

                 10.9 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.9 are in addition to the other rights and remedies (including other rights of set-off) which the Bank may have.

                 10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Lending Offices, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

                 10.11    Counterparts.    This Agreement may be executed by
one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Administrative Agent.

                 10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                 10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrower, the Banks and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Administrative Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

                 10.14 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

                 10.15    GOVERNING LAW AND JURISDICTION.

                 (a) THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

                 10.16 WAIVER OF JURY TRIAL. BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 10.17 NOTICE OF CLAIMS; CLAIMS BAR. BORROWER HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS (OR THE COLLATERAL THEREFOR), OR ANY ACT OR OMISSION TO ACT BY THE ADMINISTRATIVE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE ADMINISTRATIVE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

                 10.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrower, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fees described in the term sheet referenced in Section 2.10.

                 10.19 Interpretation. This Agreement is the result of negotiations between and has been reviewed by counsel to the Administrative Agent, Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in the preparation of such documents and agreements.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        CINEMARK INTERNATIONAL, INC.

                                        By: /s/ JEFF STEDMAN
                                           --------------------------
                                        Name:   Jeff Stedman
                                             ------------------------
                                        Title:  Vice President
                                              -----------------------


                                        BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS ASSOCIATION,
                                        as Administrative Agent

                                        By: /s/ JANICE HAMMOND
                                           --------------------------
                                              Janice Hammond
                                               Vice President


                                        BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS ASSOCIATION,
                                        as a Bank

                                        By: /s/ JON VARNELL
                                           --------------------------
                                              Jon Varnell
                                            Managing Director

                                                                    SCHEDULE 1.1

                   PROFORMA CASH FLOW FOR ANNUALIZED THEATRES

         Proforma Cash Flow for Annualized Theatres shall be the sum of the Proforma Cash Flow for each Annualized Theatre, calculated on an Annualized Theatre by Annualized Theatre basis in accordance with the formula set forth below::

Proforma Cash Flow
for each Annualized
Theatre                   =       Actual Full Quarter Cash Flow
                                  -----------------------------
                                      Annualization Factor

Actual Full
Quarter Cash Flow         =       Sum of actual Cash Flow from each Annualized Theatre for
                                  each Included Quarter

Included Quarter          =       Each full quarter that such Annualized Theatre was in
                                  operation during the measurement period

Annualization Factor      =       Sum of annualization factors set forth below for Included
                                  Quarters:

         Quarter ending March 31 of each year                                0.21

         Quarter ending June 30 of each year                                 0.25

         Quarter ending September 30 of each year                            0.34

         Quarter ending December 31 of each year                             0.20

         Total                                                             100.00

                                                                    SCHEDULE 2.1

                                  COMMITMENTS
                              AND PRO RATA SHARES

                                                                             Pro Rata
                 Bank                              Commitment                Share
                 ----                              ----------                --------
Bank of America National
Trust and Savings
Association                                        $ 25,000,000              100.00%


         TOTAL                                     $ 25,000,000              100.00%

                                                                   SCHEDULE 5.13

                      CINEMARK MEXICO STOCK OPTIONS, ETC.

1.       Shareholders' Agreement dated July 30, 1993 among Cinemark Mexico
         (USA), Inc., Cinemark International, Inc. and New Wave Investments, A.V.V.

2. Warrants to purchase an aggregate of 22,222 shares of common stock of Cinemark Mexico (USA), Inc. and issued and outstanding and are registered in the name of Everest Capital Fund, L.P. and Everest Capital International, Ltd.

3. Cinemark Mexico (USA), Inc. established a Nonqualified Stock Option Plan (the "Plan") under which the Chief Executive Officer of Cinemark Mexico (USA), Inc., in his sole discretion, may grant employees of Cinemark Mexico (USA), Inc. options to purchase up to an aggregate of 100,000 shares of Cinemark Mexico (USA), Inc.'s Common Stock. There are outstanding options to purchase 11,676 shares of Cinemark Mexico
         (USA), Inc.'s common stock.

                                                                   SCHEDULED 7.1

                                 EXISTING LIENS

         Cinemark Mexico (USA), Inc. has granted a security interest in all of Cinemark Mexico (USA), Inc.'s Accounts, Contract Rights, General Intangibles, Trademarks and Trademark Licenses to secure the obligations of Cinemark Mexico
(USA), Inc. to Cinemark International, Inc. pursuant to the Senior Credit Agreement dated December 4, 1997.

                                                                   SCHEDULE 10.2

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES

BORROWER

CINEMARK INTERNATIONAL, INC.
Suite 800
7502 Greenville Avenue
Dallas, Texas 75231-3830
Attention: Jeffrey Stedman
           Telephone: (214) 860-0785
           Facsimile: (214) 696-3946

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Administrative Agent

Notices of Borrowing and Notices of Conversion/Continuation:

Bank of America National Trust
and Savings Association
1850 Gateway Boulevard, Fifth Floor
Concord, California 94520
Attention: Clayton Choo
           Telephone: (510) 675-8453
           Facsimile: (510) 675-8500

Other Notices:

Bank of America National Trust
and Savings Association
555 Flower Street, 10th Floor
Los Angeles, California 90071
Attention: Janice Hammond
           Vice President
           Agency Management-Los Angeles #20529
           Telephone: (213) 228-9861
           Facsimile: (213) 228-2299

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 Flower Street, 10th Floor
Los Angeles, California 90071
Attention: Jeff Bailard
           Associate
           Credit Products #3283
           Telephone: (213) 228-2891
           Facsimile: (213) 228-2641

                                                                      EXHIBIT A
                          FORM OF NOTICE OF BORROWING

TO:      Bank of America National Trust
         and Savings Association,
         as Administrative Agent

         Pursuant to Section 2.3 of that certain Credit Agreement dated as of November 18, 1997 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Cinemark International, Inc. (the "Borrower"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent"), this represents the Borrower's request to borrow on ___ from the Banks, according to their respective Pro Rata Share, $ as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore
Rate is requested to be a __-month period]. The proceeds of such Loans are to be deposited in the Borrower's account at the Administrative Agent.

         The undersigned Responsible Officer hereby certifies that:

         (a) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct as of such date); and

         (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.

Dated:
      ------------------


                                        CINEMARK INTERNATIONAL, INC.

                                        By:
                                           -----------------------
                                        Name:
                                             ---------------------
                                        Title:
                                              --------------------



                                     A - 1
                          FORM OF NOTICE OF BORROWING

                                                                       EXHIBIT B

                   FORM OF NOTICE OF CONVERSION/CONTINUATION

To:      Bank of America National Trust
         and Savings Association,
         as Administrative Agent

         1. Conversion Selection. Pursuant to Section 2.4 of that certain Credit Agreement dated as of November 18, 1997 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Cinemark International, Inc. (the "Borrower"), the Banks named therein (the "Banks") and Bank of America National Trust and
Savings Association, as Administrative Agent (the "Administrative Agent"), this represents the Borrower's request to convert $__________ of existing [Base Rate] [Offshore Rate] Loans on, 19__, to [Offshore Rate] [Base Rate] Loans, as follows:

                                           Interest Period
                                           (Offshore
                 Dollar Amount             Rate Loans)
                 -------------             ---------------
                 $ ___________             _______  months

         2.      Continuation Selection. (Offshore Rate Loans). Pursuant to
Section 2.4 of the Agreement, please continue $__________ of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 19_____, as follows:

                 Requested
                 Dollar Amount             Interest Period
                 -------------             ---------------
                 $ ___________             _______  months


                                        CINEMARK INTERNATIONAL, INC.

                                        By:
                                           -----------------------
                                        Name:
                                             ---------------------
                                        Title:
                                              --------------------



                                     B - 1
                   FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                                      EXHIBIT C

                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (this "Agreement"), dated as of November _, 1997 is executed by CINEMARK INTERNATIONAL, INC., a Texas corporation (the "Pledgor") for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as agent (in such capacity herein called the "Administrative Agent") for itself and each Bank (as hereinafter defined) (the Administrative Agent and each Bank in such capacities are referred to herein collectively as the "Secured Parties").

                                    RECITALS

         A. Concurrently herewith, Pledgor, the banks signatories thereto (such banks, and other banks from time to time signatory thereto and banks from time to time purchasing a participation in a signatory bank's interest therein, collectively, the "Banks" and individually a "Bank") and the Administrative Agent are entering into a Credit Agreement dated as of November __, 1997 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), subject to and upon the condition, among others, that the Pledgor executes this Agreement in favor of the Secured Parties.

         B. It is a condition precedent to the making of the Loans by the Banks under the Credit Agreement that the Pledgor shall have granted the security interest contemplated by this Agreement and the Secured Parties are relying on the undertakings of the Pledgor contained herein.

         C. Terms defined and the rules of construction in the Credit Agreement have, unless the context otherwise requires, the same meanings in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.      Grant of Security Interest.

         (a) As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations to any Secured Party, now existing or hereafter arising, the Pledgor hereby pledges, assigns and transfers to the Administrative Agent for purposes of security and for the equal benefit of the Secured Parties, and hereby grants to the Administrative Agent for the equal benefit of the Secured Parties, a lien on, and security interest in, all of the Pledgor's right, title and interest in, to and under the following, whether now or hereafter existing and whether now owned or hereafter acquired (collectively, the "Collateral"):

                 (i) all shares of Cinemark Mexico (USA), Inc., a Texas corporation (the "Issuer") owned by Pledgor as set forth on Schedule 1 (collectively, the "Pledged Shares");

                 (ii) all additional shares of stock of the Issuer from time to time acquired by the Pledgor in any manner;




                                     C - 1
                                PLEDGE AGREEMENT

                 (iii) the certificates representing the shares referred to in paragraphs (i) and (ii) above; and

                 (iv) all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the shares referred to in paragraphs (i) and (ii) above (all of the foregoing being the "Proceeds"); provided, however, that so long as no Event of Default has occurred and is continuing, the Pledgor may receive free and clear of any security interest under this Agreement any cash dividends paid in respect of the Pledged Shares.

         (b) All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in its name or any of its nominees any of all of the Collateral, subject only to the revocable rights specified in Section 6(a). In addition, if an Event of Default has occurred and is continuing, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

         2. Security for Obligations. This Agreement secures, in accordance with the provisions hereof, the payment of all of the Obligations to any Secured Party under any Loan Document now existing or hereafter arising. The Collateral shall secure the Obligations owing to the Secured Parties equally and ratably.

         3. Representations and Warranties. The Pledgor represents and warrants as follows:

         (a) The chief place of business and chief executive office of the Pledgor and the office where the Pledgor keeps its records concerning the Collateral (hereinafter, "Records") is located at the address for notices for the Pledgor as provided in Section 19(g).

         (b) The Pledged Shares owned by the Pledgor have been duly authorized and validly issued and are fully paid and nonassessable.

         (c) The Pledged Shares constitute approximately 95% of the issued and outstanding shares of stock or equity interests of the Issuer as of the date hereof. There are no existing options, warrants, shareholder agreements, calls or commitments of any character whatsoever relating to any of the Pledged Shares owned by the Pledgor except as listed on Schedule 3.

         (d) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral owned by the Pledgor is on file in any recording office, except as may have been filed pursuant to this Agreement.

         (e) The Pledgor is lawfully possessed of ownership of the Collateral owned by the Pledgor which exists on the date hereof, and has full power and lawful authority to grant the Liens in and on the Collateral hereunder.



                                      C-2
                                PLEDGE AGREEMENT

         (f) This Agreement creates in favor of the Administrative Agent, for the equal of the Secured Parties, a valid and enforceable Lien on the Pledged Shares owned by the Pledgor, subject to no Liens, securing the payment and performance of the Obligations, and all filings and other actions necessary to perfect such Lien with the priority described herein and in Section 5.13(c) of the Credit Agreement have been duly made or taken.

         (g) The Pledgor is duly organized and existing under the laws of the state of its incorporation, and is properly licensed and in good standing in, and where necessary to maintain its rights and privileges has complied with the fictitious name statute of, every jurisdiction in which it is doing business, except where the failure to be licensed or be in good standing or comply with any such statute will not have a material adverse effect on the ability of the Pledgor to perform its obligations hereunder or under any instrument or agreement required hereunder.

         (h) The execution, delivery and performance of this Agreement and any instrument or agreement required hereunder are within the corporate power of the Pledgor, have been duly authorized by, and are not in conflict with the terms of any charter, by-laws, trust instrument or other organization papers, as applicable, of, the Pledgor.

         (i) No approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance or enforcement by the Pledgor of this Agreement or any instrument or agreement required hereunder, except as may have been obtained and certified copies of which have been delivered to Administrative Agent.

         (j)) There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on the Pledgor, which would be contravened by the execution, delivery, performance or enforcement by the Pledgor of this Agreement or any instrument or agreement required hereunder.

         (k) This Agreement is a legal, valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable, except where enforceability thereof may be limited by applicable law relating to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the application of general principles of equity.

         (l) There is no action, suit or proceeding pending against, or to the knowledge of the Pledgor, threatened against or affecting the Pledgor, before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity or enforceability of this Agreement.

         (m) The execution, delivery and performance by the Pledgor of this Agreement do not and would not be expected to conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Pledgor is a party.



                                     C - 3
                                PLEDGE AGREEMENT

         4.      Further Assurances, Supplements.

         (a) The Pledgor agrees that from time to time, at the expense of such Person, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect the Liens granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Pledgor will execute and deliver to Administrative Agent such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary or desirable, or as the Administrative Agent may reasonably request, in order to perfect and preserve the Liens granted or purported to be granted hereby.

         (b) The Pledgor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law.

         (c) The Pledgor shall pay all filing, registration and recording fees or refiling, registration and re-recording fees, and all expenses, incident to its execution and acknowledgement of this Agreement, any agreement supplemental hereto and any instruments of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with its execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

         (d) The Pledgor shall warrant and defend title to the Collateral against the claims and demands of all Persons (other than the Secured Parties or any Person claiming by or through any Secured Party) whomsoever.

         (e) The Pledgor shall, upon obtaining any additional shares of the Issuer or any other securities constituting Collateral, promptly deliver to the Administrative Agent a duly executed Pledge Agreement Supplement in substantially the form of Schedule 2 hereto (a "Pledge Agreement Supplement") identifying the additional shares which are being pledged. The Pledgor hereby authorizes the Administrative Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed on any Pledge Agreement Supplement delivered to the Administrative Agent shall for all purposes hereunder constitute Collateral. Upon any person pledging shares hereunder, such person shall be deemed a Pledgor hereunder.

         5.       Covenants of Pledgor.

         (a) The Pledgor shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against its Pledged Shares or upon the Liens provided for herein as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might by law become a Lien (other than a Permitted Lien) thereon, and will retain copies of, and, upon request, permit the Administrative Agent or any other Secured Party to examine, receipts showing payment of any of the foregoing; provided, that Pledgor shall not be required to pay any such tax, assessment, charge or levy, the validity of which is being contested in good faith by appropriate proceedings.




                                     C - 4
                                PLEDGE AGREEMENT

         (b) The Pledgor shall give the Administrative Agent at least 30 days prior written notice before it changes the location of its chief executive office or the office where it keeps the Records and shall at the expense of the Pledgor execute and deliver such instruments and documents as required to maintain a prior perfected security interest and as reasonably requested by the Administrative Agent. The Pledgor will hold and preserve all Records and will, upon reasonable request by the Administrative Agent or any Secured party at any time during normal business hours, permit the Administrative Agent or any Secured Party to inspect and make abstracts from such Records.

         (c) The Pledgor shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral.

         (d) The Pledgor shall not create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interest created by this Agreement or the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to the Pledgor's rights to the Collateral against the claims and demands of all Persons whatsoever.

         (e) The Pledgor will, upon becoming aware of such event, notify the Administrative Agent promptly, in reasonable detail, (i) of any material claim made or asserted against the Collateral by any Person; (ii) of any event which could reasonably be expected to have a material adverse effect on the value of the Collateral; (iii) of any event which could reasonably be expected to have a material adverse effect on the ability of the Administrative Agent to dispose of the Collateral or the rights and remedies of the Administrative Agent; and (iv) of the occurrence of any other event which would have a material adverse effect on the Collateral or on the security interest created hereunder.

         (f) The Pledgor agrees that it will use its best efforts to cause the Issuer not to issue any stock or other securities in addition to or in substitution for the Pledged Shares.

         6.      Voting Rights, Dividends, Etc.

         (a) So long as no Event of Default shall have occurred and be continuing (and, in the case of paragraph (i) below, so long as written notice has not been given by the Administrative Agent to the Pledgor):

                 (i) the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any Loan Documents;

                 (ii) the Pledgor shall be entitled to receive and retain free and clear of any security interest under this Agreement any and all dividends paid in respect of the Collateral, other than any and all:

                          (A) instruments and other property received, receivable or otherwise distributed in exchange for, any Collateral,



                                     C - 5
                              PLEDGE AGREEMENT

                          (B) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution of, in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                          (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Collateral all of which shall be, and all of which shall be forthwith delivered to the Administrative Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

                 (iii)   The Administrative Agent shall execute and deliver
        (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

         (b)     If an Event of Default has occurred and is continuing:

                 (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease upon written notice thereof from the Administrative Agent, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

                 (ii) All rights of the Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends.

                 (iii) All dividends which are received by the Pledgor contrary to the provisions of Section 6(a)(ii) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Administrative Agent as Collateral in the same form as so received (with any necessary endorsement).

         (c) In order to permit the Administrative Agent to exercise the voting and other fights which it may be entitled to exercise pursuant to
Section 6(a)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 6(a)(ii) above, the Pledgor shall, if necessary, upon written notice from the Administrative Agent, from time to time during the continuance of an Event of Default execute and deliver to the Administrative Agent appropriate dividend payment orders and other instruments as the Administrative Agent may reasonably request.

          7. Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Administrative Agent the Pledgor's attorney-in-fact (which appointment



                                      C - 6
                                PLEDGE AGREEMENT
as attorney-in-fact shall be coupled with an interest), with full authority to act in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time if an Event of Default has occurred and is continuing or to the extent contemplated by Section 8 hereof in the Administrative Agent's discretion to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Collateral, to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection therewith, and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of the Assigned Agreements or this Agreement. Notwithstanding the foregoing, the Administrative Agent shall not be obligated to exercise any right or duty as attorney-in-fact, and shall have no duties to the Assignor in connection therewith.

         8.      Administrative Agent May Perform.

         (a) If the Pledgor fails to perform or comply with any of its agreements contained herein, the Administrative Agent may, as provided for by the terms of this Agreement, itself perform or comply, or otherwise cause performance or compliance, with such Agreement. The reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance shall be payable by the Pledgor to the Administrative Agent and shall constitute Obligations secured hereby; provided, that the payment to the Administrative Agent shall be made solely through the application of proceeds in accordance with Section 9(a) hereof. The Administrative Agent agrees to notify the Pledgor promptly after incurring any expenses pursuant to this
Section 8; provided, however, that the failure to provide such notice shall not affect the Administrative Agent's right to reimbursement from the Pledgor.

         (b) The Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Except as set forth in the preceding sentence, the Administrative Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or as to any income thereon or as to the preservation of rights against parties or any other rights pertaining thereto.

         9.      Rights and Remedies.

         (a) If (i) an Event of Default shall have occurred and be continuing and (ii) any of the Obligations shall have been declared to be, or shall have become, due and payable, then, in addition to any other rights and remedies provided for herein or which may otherwise be available, the Administrative Agent may, without any further demand, advertisement or notice (except as expressly provided for below in this Section 9(a)), exercise all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York (the "UCC") (whether or not the UCC applies to the affected Collateral), and in addition: (i) may apply the moneys, if any, then held by it as part of the Collateral, for the following purposes and in the following order:



                                     C - 7
                                PLEDGE AGREEMENT

                 (1) first, to the payment of (A) all costs and expenses relating to the sale of the Collateral and collection of amounts owing hereunder, including reasonable attorneys' fees and disbursements and the just compensation of the Administrative Agent for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, and (B) all charges, expenses and advances incurred or made by the Administrative Agent in order to protect the Lien of this Agreement or the security afforded hereby, together with interest at the rate specified in Section 2.10(c) of the Credit Agreement;

                 (2) second, to the payment in full of all of the Obligations owed to the Secured Parties hereunder or under any Loan Document (to be paid to the Secured Parties in accordance with the aggregate outstanding amounts of such Obligations owed to each Secured Party); and

                 (3) third, the balance, if any, shall be paid to the Pledge or to such other Person as shall be lawfully entitled to receive such surplus (as determined by a court of competent jurisdiction, if such procedure is available under applicable law);

and (ii) if there shall be no such moneys or the moneys so applied shall be insufficient to satisfy in full all Obligations, may sell the Collateral, or any part thereof, as hereinafter provided in this Section 9(a) and otherwise to the fullest extent permitted by law. The Collateral may be sold in one or more sales, at public or private sale, conducted by any officer or agent of, or auctioneer or attorney for, the Administrative Agent, at the Administrative Agent's place of business or elsewhere, for cash, upon credit or for other property, for immediate or future delivery, and at such price or prices and on such terms as the Administrative Agent shall deem appropriate. The Administrative Agent or any other Secured Party may be the purchaser of any or all of the Collateral so sold at a public sale and, to the extent permitted by law, at a private sale and thereafter hold the same, absolutely free from any right or claim of whatsoever kind, and, the obligations of the Pledgor to such purchaser may be applied as a credit against the purchase price. The Administrative Agent, may, in its sole discretion (in the case of Collateral consisting of securities) or if commercially reasonable (in the case of all other Collateral), at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention. Upon any public or private sale the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Administrative Agent or any other Secured Party) at any such sale shall hold the Collateral so sold, absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption, of the Pledgor, and the Pledgor hereby specifically waives, to the full extent it may lawfully do so, all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. The Administrative Agent shall give the Pledgor at least ten days' notice (which the Pledgor agrees is reasonable notification within the meaning of Section 9-504(3) of the UCC) of any such public or private sale. Any public sale shall be held at such time or times within ordinary business hours as the Administrative Agent shall fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels. The Administrative Agent shall not be obligated to make any sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be




                                      C-8
                                PLEDGE AGREEMENT
made at any time or place to which the same may be so adjourned without further notice or publication. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the full selling price is paid by the purchaser thereof, but neither the Administrative Agent nor any other Secured Party shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold, and, in case of any such failure, such Collateral may again be sold pursuant to the provisions hereof

         (b) Instead of exercising the power of sale provided in Section 9(a) hereof, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose the security interest under this Agreement and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

         (c)     The Administrative Agent as attorney-in-fact pursuant to
Section 7 hereof may, in the name and stead of the Pledgor, make and execute all conveyances, assignments and transfers of the Collateral sold pursuant to
Section 9(a) or Section 9(b) hereof, and the Pledgor hereby ratifies and confirms all that the Administrative Agent, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Pledgor shall, if so requested by the Administrative Agent, ratify and confirm any sale or sales by executing and delivering to the Administrative Agent, or to such purchaser or purchasers, all such instruments as may, in the reasonable judgment of the Administrative Agent, be advisable for the purpose.

         (d) The receipt by the Administrative Agent of the purchase money paid at any sale made by it shall be a sufficient discharge therefor to any purchaser of the Collateral, or any portion thereof, sold as aforesaid; and no such purchaser (or the representatives or assigns of such purchaser), after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof or in any manner whatsoever be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

         (e) The Administrative Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Pledgor hereby waives, to the full extent permitted by applicable law, any claims against the Administrative Agent and/or any Secured Party arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Administrative Agent accepts the first offer received which the Administrative Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the fullest extent permitted by law, the Pledgor shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner.

         (f) Each and every right and remedy of the Administrative Agent shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or under the Credit Agreement or now or hereafter existing at law or in equity or by statute.




                                     C - 9
                                PLEDGE AGREEMENT

         (g) The Administrative Agent may participate in any recapitalization, reclassification, reorganization, consolidation, redemption, stock split, merger, or liquidation of the Issuer, and in connection therewith deposit or surrender control of the Collateral, accept money or other property in exchange for the Collateral, and take such action as deemed proper by the Administrative Agent in connection therewith, and any other money or property received in exchange for the Collateral shall be applied to satisfy the Obligations or held by the Administrative Agent thereafter as Collateral pursuant to the provisions hereof.

         10.     Sales of Pledged Shares.

         (a) If, at any time during the continuance of an Event of Default, the Administrative Agent in its sole discretion determines that in connection with any actual or contemplated exercise of its rights to sell the whole or any part of the Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Collateral pursuant to the Securities Act of 1933, as from time to time amended (or any similar statute then in effect) (the "Securities Act"), the Pledgor shall:

                 (i) prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to the Collateral and use its reasonable best efforts to cause such registration statement to become and remain effective;

                 (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Collateral covered by such registration statement whenever the Administrative Agent shall desire to sell or otherwise dispose of the Collateral;

                 (iii) furnish to the Administrative Agent such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Administrative Agent may request in order to facilitate the public sale or other disposition of the Collateral by the Administrative Agent;

                 (iv) use its reasonable best efforts to register or qualify the Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States of America as the Administrative Agent shall request, and do such other reasonable acts and things as may be required of it to enable the Administrative Agent to consummate the public sale or other disposition in such jurisdictions of the Collateral by the Administrative Agent;

                 (v) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable an earnings statement which shall satisfy the provisions of the Securities Act; and




                                     C - 10
                                PLEDGE AGREEMENT

                 (vi) do or cause to be done all such other acts as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

         (b) The Pledgor recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act and applicable state securities laws, the Administrative Agent may, at its option, elect not to require the Pledgor to register all or any part of the Collateral and may therefore be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale conducted in good faith shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

         (c) If the Administrative Agent determines to exercise its right to sell any or all of the Collateral, upon written request, the Pledgor shall and shall cause, each of its Subsidiaries to, from time to time, furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Administrative Agent as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.

         11. Continuing Assignment and Security Interest, Transfer of Notes. This Agreement shall create a continuing assignment of and security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations and all other amounts owing to each Secured Party under any Loan Documents and the termination or expiration of the Commitments, (b) be binding upon the Pledgor, its successors and assigns and
(c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, any Bank may assign or otherwise transfer its rights and obligations under any Loan Document to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, all as provided in, and to the extent set forth in, the Loan Documents. The Pledgor may not assign or transfer any of its lights or obligations under this Agreement without the prior written consent of the Administrative Agent. Upon the payment in full of the Obligations and termination of the commitments (exclusive of future, contingent or unliquidated amounts arising under indemnity agreements), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

         12. No Notices, etc. No Secured Party shall be under any duty or obligation whatsoever (a) to make or give any presentments, demands for performances, notices of




                                   C - 11
                                PLEDGE AGREEMENT
nonperformance, protests, notices of protest or notices of dishonor in connection with any Obligations or evidences of Obligations held by Secured Parties as Collateral, or in connection with any Obligation or evidences of Obligations which constitute in whole or in part the Obligations secured hereunder, or (b) to give the Pledgor notice of, or to exercise any subscription rights or privileges, any rights or privileges to exchange, convert or redeem or any other rights or privileges relating to or affecting any Collateral held by Secured Parties.

         13. Delivery of Collateral. The Secured Parties may at any time cause the Administrative Agent to deliver the Collateral or any part thereof to the Pledgor and the receipt of the Pledgor shall be a complete and full acquittance for the Collateral so delivered, and Secured Parties shall thereafter be discharged from any liability or responsibility therefor.

         14.     Attorneys Fees.

         (a) The Pledgor agrees to pay to each Secured Party the amount of any and all expenses, including expenses incurred by the Administrative Agent, and the reasonable fees and expenses of its counsel (including, without limitation, the allocated cost of in-house counsel) and of any experts, which such Secured Party may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of any Secured Party hereunder; or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof, provided that the payment of such sums shall be made to the Secured Parties solely through the application of proceeds in accordance with Section 9(a) hereof

         (b) The Pledgor agrees to indemnify and hold each Secured Party harmless from and against any taxes, liabilities, claims and damages, including attorney's fees and disbursements (including, without limitation, the allocated cost of in-house counsel), and other expenses incurred or arising by reason of the taking or the failure to take action by any Secured Party in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable with respect to the Collateral or in connection with any transaction contemplated by this Agreement and any and all costs, losses, liabilities, claims, damages or expenses incurred by any Secured Party arising out of any investigation, litigation or other proceeding related to this Agreement or any transaction contemplated hereby (all the foregoing, collectively, the "Indemnified Liabilities"), except for the gross negligence and willful misconduct of such Secured Party, provided, that such indemnification shall be made to the Secured Parties solely through the application of proceeds in accordance with
Section 9(a) hereof. The Pledgor shall have the right to undertake, conduct and control through counsel of its own choosing (which counsel shall be acceptable to the Secured Parties acting reasonably) and at the sole expense of the Pledgor, the conduct and settlement of any Indemnified Liabilities, and the Secured Parties shall cooperate with the Pledgor in connection therewith; provided that the Pledgor shall permit the Secured Parties to participate in such conduct and settlement through counsel chosen by the Secured Parties, but the fees and expenses of such counsel shall be borne by the Secured Parties. Notwithstanding the foregoing, the Secured Parties shall have the right to employ their own counsel, and the reasonable fees and expenses of such counsel shall be at the Pledgor's cost and expense if the interests of the Pledgor and the Secured Parties become adverse in any such claim or course of action; provided, however, the Pledgor, in such event, shall only be liable for the reasonable




                                     C - 12
                                PLEDGE AGREEMENT
legal expenses of one counsel for all of such Secured Parties. The Pledgor shall not be liable for any settlement of any claim or action effected without its prior written consent, such consent not to be unreasonably withheld. All amounts owing under this Section 14(b) shall be paid within 30 days after demand.

         (c) The obligations of the Pledgor under this Section 14 shall survive the termination of this Agreement.

         15.     Miscellaneous.

         (a) Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

         (b) No failure on the part of the Administrative Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         (c) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         (d) The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

         (e) The agreements of the parties hereto are solely for the benefit of the Secured Parties, and no Person (other than the parties hereto and the Secured Parties) shall have any rights hereunder.

         (f) No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

         (g) All notices, requests, demands, waivers or other communications to or upon the respective parties hereto shall be in writing delivered in person, by mail postage prepaid, by nationally recognized overnight courier or by telecopy and shall be deemed to have been duly given or made when received, if mailed or delivered by courier, or when personally delivered or transmitted by telecopy, addressed to the party to which such notice, request, demand, waiver or other communication is required or permitted to be given or made hereunder at, if to the Pledgor, the address for the Borrower set forth in Schedule 10.2 to the Credit Agreement and if to the Administrative Agent, the address set forth for the Administrative Agent in the Credit




                                     C - 13
                                PLEDGE AGREEMENT

Agreement, or such other address of which such party shall have notified in writing the party giving such notice.

         16. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. TERMS USED IN ARTICLE 9 OF THE UCC ARE USED HEREIN AS THEREIN DEFINED.

         17. Waiver of Jury Trial. EACH PARTY HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.




                                     C - 14
                                PLEDGE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        CINEMARK INTERNATIONAL, INC.

                                        By:
                                           -----------------------
                                        Name:
                                             ---------------------
                                        Title:
                                              --------------------


         Agreed to:

         BANK OF AMERICA NATIONAL TRUST
         and SAVINGS ASSOCIATION,
         as Administrative Agent

         By:
            ---------------------------
                 Janice Hammond
                   Vice President




                                     C - 15
                                PLEDGE AGREEMENT

                                   SCHEDULE 1
                                       TO
                                PLEDGE AGREEMENT

        Attached to and forming a part of that certain Pledge Agreement dated
as of November   , 1997 made by Cinemark International, Inc. to Bank of America
National Trust and Savings Association, as Administrative Agent

                      Stock of Cinemark Mexico (USA), Inc.

Class            Stock                     Percentage                                Number
of               Certificate               of                       Par              of
Stock            No(s).                    Ownership                Value            Shares
-----            -----------               ----------               -----            ------





                                     C - 1
                                PLEDGE AGREEMENT

                                   SCHEDULE 2
                                       TO
                                PLEDGE AGREEMENT

                          PLEDGE AGREEMENT SUPPLEMENT

         This Pledge Agreement Supplement, dated as of _______________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement, dated as of November, 1997 (the "Pledge Agreement", the terms defined therein and not otherwise defined herein being used as therein defined), made by Cinemark International, Inc. to Bank of America National Trust and Savings Association as Administrative Agent for its benefit and the benefit of the Secured Parties and that the shares listed on this Pledge Agreement Supplement shall be and become part of the Collateral referred to in the Pledge Agreement and shall secure all Obligations.

         The undersigned agrees that the securities listed below shall for all purposes constitute Collateral and shall be subject to the security interest created by the Pledge Agreement.

         The undersigned hereby certifies that the representations and warranties set forth in Section 3 of the Pledge Agreement are true and correct as to the Collateral listed herein on and as of the date hereof.

                                        CINEMARK INTERNATIONAL, INC.

                                        By:
                                           -----------------------
                                        Name:
                                             ---------------------
                                        Title:
                                              --------------------


Class            Stock                     Percentage                                Number
of               Certificate               of                       Par              of
Stock            No(s).                    Ownership                Value            Shares
-----            -----------               ---------                -----            ------




                                     C - 1
                                PLEDGE AGREEMENT

                                   SCHEDULE 3
                                       TO
                                PLEDGE AGREEMENT

Attached to and forming a part of that certain Pledge Agreement dated as of November, 1997 made by Cinemark International, Inc. to Bank of America National Trust and Savings Association, as Administrative Agent

                    Existing options, warrants, shareholder
                        agreements, calls or commitments

                                      NONE




                                     C - 1
                                PLEDGE AGREEMENT

                                                                       EXHIBIT D

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                                 ___________, 19

         TO:     Bank of America National Trust
                 and Savings Association, as Administrative Agent

                 Reference is made to the Credit Agreement dated as of November 18, 1997 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Cinemark International, Inc., the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent") for said Banks.

                 1. We hereby give you notice of, and request your consent to, the assignment by (the "Assignor") to ________ (the "Assignee") of __% of the right, title and interest of the Assignor in and to the Credit Agreement, including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, and all outstanding Loans made by the Assignor. Before giving effect to such assignment:

                 (a) the aggregate amount of the Assignor's Commitment is $____; and

                 (b) the aggregate principal amount of its outstanding Loans is $____.

                 2. The Assignee hereby represents and warrants that it has complied with the requirements of Section 10.8(a) of the Credit Agreement in connection with this assignment.

                 3. The Assignee agrees that, upon receiving your consent to such assignment and from and after _____, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

                 4. The following administrative details apply to the Assignee:

                 (a)      Offshore Lending Office:

                          Assignee name:
                                        --------------------------

                          Address:
                                  --------------------------------

                          Attention:
                                    ------------------------------

                          Telephone:(   )
                                    ------------------------------

                          Telecopier:(   )
                                     -----------------------------



                                     D - 1
                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

                 (b)      Domestic Lending Office:

                          Assignee name:
                                        --------------------------

                          Address:
                                  --------------------------------

                          ----------------------------------------

                          Attention:
                                    ------------------------------

                          Telephone:(   )
                                    ------------------------------

                          Telecopier:(   )
                                     -----------------------------

                 (c)      Notice Address:

                          Assignee name:
                                        --------------------------

                          Address:
                                  --------------------------------

                          ----------------------------------------

                          Attention:
                                    ------------------------------

                          Telephone:(   )
                                    ------------------------------

                          Telecopier:(   )
                                     -----------------------------

                 Payment Instructions: Account No.:

                          Account No.:
                                      ----------------------------
                          Attention:
                                    ------------------------------

                          ----------------------------------------
                          Reference:
                                    ------------------------------


         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.



                                  Very truly yours,

                                  [Name of Assignor]

                                  By:
                                     -----------------------------

                                  Title:
                                        --------------------------



                                  [Name of Assignee]


                                  By:
                                     -----------------------------

                                  Title:
                                        --------------------------






                                      D-2
                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

We hereby consent to the
foregoing assignment.

CINEMARK INTERNATIONAL, INC.

By:
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------




BANK OF AMERICA NATIONAL TRUST
 AND SAVINGS ASSOCIATION,
 as Administrative Agent


By:
   -----------------------------

Name:
     ---------------------------

Title:
      --------------------------







                                      D-3
                      NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                                       EXHIBIT E


                                PROMISSORY NOTE

         $_____                                                November 18, 1997

                 FOR VALUE RECEIVED, the undersigned CINEMARK INTERNATIONAL, INC. (the "Borrower") promises to pay to the order of _____ (the "Bank") on the Maturity Date the principal amount of $_____ or, if less, the unpaid principal amount of Loans owing to the Bank pursuant to that certain Credit Agreement dated as of November 18, 1997, 1996, among the Borrower, the Banks which are from time to time parties thereto and Bank of America National Trust and Savings Association, as Administrative Agent (in such capacity, the "Administrative Agent") (as amended, restated, extended or otherwise modified from time to time, the "Credit Agreement").

                 The Borrower also promises to pay interest on the unpaid principal amount hereof until maturity (whether by acceleration or otherwise), and also to pay interest after maturity on amounts not paid when due and until paid in full, at the rates per annum and on the dates specified in the Credit Agreement.

                 This Note is one of the Notes referred to in the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Loans evidenced by this Note and on which such Loans may be declared to be immediately due and payable.

                 All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Bank of America National Trust and Savings Association, ABA No. 121-000-358, for credit to: BANCONTROL Account No.____, Reference: Cinemark International, Inc., or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

                 The principal amount, interest periods, the interest rates applicable, maturity and each payment of interest and principal of the Loans shall be recorded and endorsed on the grid attached to this Note; provided, however, that the failure by the Bank to make any such recordation or endorsement shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Credit Agreement, nor the validity of any payment made by the Borrower. In any event, the Bank's records shall be conclusive evidence, absent manifest error, of any Loan, interest periods, rates of interests, maturities and payments thereunder.

                 This Note is one of the notes described in the Credit Agreement and the Bank, or any holder hereof, is entitled to all the rights, including acceleration rights, remedies, security, benefits and privileges provided for in the Credit Agreement. Terms not defined herein have the meanings assigned to them in the Credit Agreement.





                                     E - 1
                                PROMISSORY NOTE

                 The Borrower hereby promises to pay all reasonable out-of-pocket expenses and reasonable attorneys' fees (including any allocated fees and costs of in-house legal staff) incurred in the collection or enforcement of this Note.

                 The Borrower hereby waives notice of default, presentment, demand for payment, protest and any notice of nonpayment or dishonor.

                 THIS NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                                CINEMARK INTERNATIONAL, INC.


                                                By:
                                                   -----------------------------

                                                Name:
                                                     ---------------------------

                                                Title:
                                                      --------------------------





                                      E-2
                                PROMISSORY NOTE

                LOANS AND PAYMENTS OF PRINCIPAL AND INTEREST

DATE     AMOUNT     RATE
 OF        OF        OF       AMOUNT    PRINCIPAL       INTEREST     NOTATION
TYPE     LOAN     INTEREST     DUE        REPAID          PAID          BY
================================================================================

                                                                       EXHIBIT F

                            CINEMARK MEXICO GUARANTY

TO: Bank of America National Trust
     as Administrative Agent (the
     "Administrative Agent")

                            PRELIMINARY STATEMENTS:


     A. Reference is made to the Credit Agreement dated as of November 18, 1997 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Cinemark International, Inc. (the "Borrower"), the banks from time to time party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent") for said Banks.

     B. Cinemark Mexico (USA), Inc., a Texas corporation ("Guarantor") is a Wholly Owned Subsidiary of the Borrower and has derived, and expects to continuing deriving, direct and indirect benefits from extensions of credit made to the Borrower, and now desires to guaranty the Obligations.

     NOW, THEREFORE, the Guarantor agrees as follows:

     1. For valuable consideration, the Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to the Administrative Agent, or order, on demand made during the existence of an Event of Default, in lawful money of the United States and in immediately available funds, any and all present or future Obligations owing to the Banks and the Administrative Agent (collectively, the "Guarantied Parties"). The term Obligations has the meaning assigned to such term under the Credit Agreement and is used herein in its most comprehensive sense and includes any and all advances, debts, obligations, and liabilities of the Borrower, now, or hereafter made, incurred, or created, whether voluntary or involuntarily, and however arising, including, without limitation, any and all reasonable attorneys' fees (including the reasonable allocated cost of inhouse counsel), costs, premiums, charges, or interest owed by the Borrower to the Guarantied Parties, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether the Borrower may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter become otherwise unenforceable.

     2. This Guaranty is a continuing guaranty which relates to any Obligations, including those which arise under successive transactions which shall either cause the Borrower to incur new Obligations, continue the Obligations from time to time, or renew them after they have been satisfied. The Guarantor agrees that nothing shall discharge or satisfy its obligations created hereunder except for the full payment of the Obligations. Any payment by the Guarantor shall not reduce its obligations hereunder with respect to guarantying all Obligations from time to time outstanding.





                                       F1
                            CINEMARK MEXICO GUARANTY

     3. The Guarantor agrees that it is directly and primarily liable to the Administrative Agent for the benefit of the Guarantied Parties, that its obligations hereunder are independent of the Obligations of the Borrower, or of any other guarantor, and that a separate action or actions may be brought and prosecuted against the Guarantor, whether action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The Guarantor agrees that any releases which may be given by the Administrative Agent and the Guarantied Parties to the Borrower or any other guarantor shall not release it from this Guaranty.

     4. The obligations of the Guarantor under this Guaranty shall not be affected, modified or impaired upon the occurrence from time to time of any of the following, whether or not with notice to or the consent of the Guarantor:

     (a) the compromise, settlement, change, modification, amendment (whether material or otherwise) or partial termination of any or all of the Obligations;

     (b) the failure to give notice to the Guarantor of the occurrence of any Event of Default under the terms and provisions of the Credit Agreement;

     (c) the waiver of the payment, performance or observance of any of the Obligations;

     (d) the taking or omitting to take any actions referred to in any Loan Document or of any action under this Guaranty;

     (e) any failure, omission or delay on the part of the Administrative Agent and/or the Guarantied Parties to enforce, assert or exercise any right, power or remedy conferred in this Guaranty, the Credit Agreement, any other Loan Document or any other indulgence or similar act on the part of the Administrative Agent and/or the Guarantied Parties in good faith and in compliance with applicable law;

     (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or readjustment of, or other similar proceedings which affect the Guarantor, any other guarantor of any of the Obligations of the Borrower or any of the assets of any of them, or any allegation of invalidity or contest of the validity of this Guaranty in any such proceeding;

     (g) to the extent permitted by law, the release or discharge of any other guarantors of the Obligations from the performance or observance of any obligation, covenant or agreement contained in any guaranties of the Obligations by operation of law; or

     (h) the default or failure of any other guarantors of the Obligations fully to perform any of their respective obligations set forth in any such guaranties of the Obligations.

     To the extent any of the foregoing refers to any actions which the Administrative Agent or the Guarantied Parties may take, the Guarantor hereby agrees that the Administrative Agent and/or the Guarantied Parties may take such actions in such manner, upon such terms, and at such times as the Administrative Agent or the Guarantied Parties, in their discretion, deem advise, without, in any way or respect, impairing, affecting, reducing or releasing the





                                     F - 2
                            CINEMARK MEXICO GUARANTY

Guarantor from its undertakings hereunder and the Guarantor hereby consents to each and all of the foregoing actions, events and occurrences.

     5.   The Guarantor hereby waives:

     (a) any and all rights to require the Administrative Agent or the Guarantied Parties to prosecute or seek to enforce any remedies against the Borrower or any other party liable to the Administrative Agent or the Guarantied Parties on account of the Obligations;

     (b) any right to assert against the Administrative Agent or the Guarantied Parties any defense (legal or equitable), set-off, counterclaim, or claim which the Guarantor may now or at any time hereafter have against the Borrower or any other party liable to the Administrative Agent or the Guarantied Parties in any way or manner under the Credit Agreement;

     (c) all defenses, counterclaims and off-sets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of any Loan Document and the security interest granted pursuant thereto;

     (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or the Guarantied Parties including, without limitation, any direction to proceed by judicial or nonjudicial foreclosure or by deed in lieu thereof, which, in any manner impairs, affects, reduces, releases, destroys or extinguishes the Guarantor's subrogation rights, rights to proceed against the Borrower for reimbursement, or any other rights of the Guarantor to proceed against the Borrower, against any other guarantor, or against any other security, with the Guarantor understanding that the exercise by the Administrative Agent and/or the Guarantied Parties of certain rights and remedies may offset or eliminate the Guarantor's right of subrogation against the Borrower, and that the Guarantor may therefore incur partially or totally non-reimbursable liability hereunder; and

     (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional indebtedness, and all other notices or formalities to which the Guarantor may be entitled.

     6. The Guarantor hereby agrees that unless and until all Obligations have been paid to the Administrative Agent and the Guarantied Parties in full, it shall not have any rights of subrogation, reimbursement or contribution as against the Borrower or any other guarantor, if any, and shall not seek to assert or enforce the same. The Guarantor understands that the exercise by Administrative Agent of certain rights and remedies contained in the Loan Documents may affect or eliminate the Guarantor's right of subrogation if any, against the Borrower and that the Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder; nevertheless, the Guarantor hereby authorizes and empowers the Administrative Agent and the Guarantied Parties to exercise, in their sole discretion, any right and remedy, or any combination thereof, which may then be available, since it is the intent and purpose of the Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances.





                                     F - 3
                            CINEMARK MEXICO GUARANTY

     7. The Guarantor is presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Guarantor hereby covenants that it will continue to keep itself informed of the financial condition of the Borrower, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment. The Guarantor hereby waives its right, if any, to require the Administrative Agent or the Guarantied Parties to disclose to it any information which the Administrative Agent or any Bank may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of any other guarantor.

     8. The Administrative Agent and each Bank's books and records evidencing the Obligations shall be admissible in any action or proceeding and shall be binding upon the Guarantor for the purpose of establishing the terms set forth therein and shall constitute prima facie proof thereof.

     9. Notwithstanding anything to the contrary contained herein, the Guarantor's liability pursuant to this Guaranty shall be limited to the greater of: (a) the 'reasonably equivalent value,' received by the Guarantor or any of its subsidiaries arising out of the Loan Documents (including, without limitation, repayment of intercompany or third party debt of, investments made in, and capital contributions, advances and loans made to, the Guarantor or any of its subsidiaries, directly or indirectly, by Borrower or any other subsidiary with, or as a direct or indirect result of obtaining, the proceeds of any credit extended under the Loan Document(s) in exchange for or in connection with the Guarantor's guaranty of the Obligations, and (b) 95% of the excess of (i) a 'fair valuation' of the amount of the assets and other property of the Guarantor and its subsidiaries taken as a whole as of the applicable date of determination of the incurrence of the Guarantor's obligations hereunder over
ii) a 'fair valuation' of the Guarantor's and its subsidiaries' debts taken as a whole as of such date, but excluding liabilities arising under this Guaranty and excluding all liabilities owing by the Guarantor and its subsidiaries taken as a whole to the Borrower or any other Subsidiary or otherwise subordinated to the Guarantor's obligations hereunder, it being understood that a portion of such indebtedness owing to Borrower shall be discharged on a dollar-for-dollar in an amount equal to the amount paid by the Guarantor hereunder. The meaning of the terms 'reasonably equivalent value' and 'fair valuation,' and the calculations of assets and other property and debts, shall be determined in accordance with the applicable federal and New York state laws in effect on the date hereof governing the determination of the insolvency of a debtor and to further the intent of all parties hereto to maximize the amount payable by the Guarantor without rendering it insolvent or leaving, it with an unreasonably small amount of capital in relation to its business, in either case, at the applicable date for the determination of the incurrence of its obligations hereunder; provided, however the Guarantor agrees, to the maximum extent permitted by law, that 'fair valuation' of the Guarantor's and its subsidiaries' assets and other properties means the fair market sales price as would be obtained in an arms-length transaction between competent, informed and willing parties under no compulsion to sell or buy or collections thereof obtained in the ordinary course of business and 'fair valuation' of its debts means the amount, in light of the applicable circumstances, at the time, for which the Guarantor or its subsidiaries is liable for matured known liquidated liabilities or would reasonably be expected to become liable on contingent or unliquidated liabilities as they mature and taking into consideration the nature of any such contingency and the probability that liability would be imposed.





                                     F - 4
                            CINEMARK MEXICO GUARANTY

     10. The Guarantor represents and warrants for and with respect to itself that:

     (a) The Guarantor: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents; (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and (iv) is in compliance with all Requirements of Law; except, in each case referred to in clause (ii), (iii) or clause (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (b) The execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action, and do not and would not be expected to: (i) contravene the terms of any of the Guarantor's articles of incorporation, bylaws or other organization documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Guarantor or its Property is subject; or (iii) violate any Requirement of Law.

     (c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Guarantor of the Guaranty, except for routine corporate filings to maintain the corporate good standing of the Guarantor.

     (d) This Guaranty constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     (e) There is no action, suit or proceeding pending against, or to the knowledge of the Guarantor, threatened against or affecting the Guarantor, before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity or enforceability of this Guaranty; and

     (f) The execution, delivery and performance by the Guarantor of this Guaranty does not constitute, to the best knowledge of the Guarantor, a "fraudulent conveyance," "fraudulent obligation" or "fraudulent transfer" within the meanings of the Uniform Fraudulent Conveyances Act or Uniform Fraudulent Transfer Act, as enacted in any jurisdiction.

     11. All notices and other communications hereunder shall be delivered, in the manner and with the effect provided in the Credit Agreement and, in the case of the Guarantor, in care of the Borrower.

     12. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent's and the Guarantied Parties' successors and assigns. This Guaranty cannot be assigned by the Guarantor without the prior written





                                     F - 5
                            CINEMARK MEXICO GUARANTY
consent of the Administrative Agent and the Guarantied Parties which shall be in the Administrative Agent's and the Guarantied Parties' sole and absolute discretion.

     13. No failure or delay by the Administrative Agent or the Guarantied Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     14. The Guarantor shall pay (a) all reasonable out-of-pocket expenses of the Administrative Agent and the Guarantied Parties, including reasonable fees and disbursements of counsel (including the allocated cost of inhouse counsel and staff) for the Administrative Agent, in connection with any waiver or consent hereunder or any amendment hereof and (b) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Guarantied Parties, including fees and disbursements of counsel (including the allocated cost of inhouse counsel and staff), in connection with the enforcement of this Guaranty (whether or not suit is brought).

     15. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of the Administrative Agent authorized to do so. This Guaranty merges all negotiations, stipulations and provisions relating to the subject matter of this Guaranty which preceded or may accompany the execution of this Guaranty.

     15. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR AND THE ADMINISTRATIVE AGENT EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     16. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR





                                     F - 6
                            CINEMARK MEXICO GUARANTY

ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PLEDGOR AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

     17. NOTICE OF CLAIMS, CLAIMS BAR. THE GUARANTOR HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS GUARANTY, OR ANY ACT OR OMISSION TO ACT BY THE ADMINISTRATIVE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE ADMINISTRATIVE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

     18. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     19. Any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated to the indebtedness of the Borrower to the Administrative Agent and the Guarantied Parties; and such indebtedness of the Borrower to the Guarantor if the Administrative Agent so requests during the existence of an Event of Default shall be collected, enforced and received by the Guarantor as trustee for the Administrative Agent and the Guarantied Parties and be paid over to the Administrative Agent on account of the indebtedness of the Borrower to the Administrative Agent and the Guarantied Parties but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this guaranty.

     DATED AS OF:
                 ---------------




                                     F - 7
                            CINEMARK MEXICO GUARANTY

                              CINEMARK MEXICO (USA), INC.

                              By:
                                 ---------------------------------

                              Name:
                                   -------------------------------

                              Title:
                                    ------------------------------


                              BANK OF AMERICA NATIONAL TRUST SAVINGS
                              ASSOCIATION, as Administrative Agent

                              By:
                                 ---------------------------------
                                   Janice Hammond
                                   Vice President






                                      F - 8
                            CINEMARK MEXICO GUARANTY

                                                                       EXHIBIT G

                        FORM OF LETTER OF RESPONSIBILITY

TO:  Bank of America National Trust
     and Savings Association, as
     Administrative Agent, and the Banks
     from time to time party to the credit
     facility hereinafter referred to

     It is our understanding that you have extended/may extend a credit facility in the amount of $25,000,000 to our subsidiary, Cinemark International, Inc. (the "Borrower" This confirms that the credit was/will be extended at our special request and that we have full knowledge of and agree with the obligations being undertaken by the Borrower in connection with this credit facility.

     This will confirm that we own 100% of the Borrower's capital stock outstanding and that as a result of this ownership we derive a benefit from your extension of this credit. We agree to maintain a majority ownership of the Borrower during the life of your credit.

     We promise to take any appropriate action to compel the Borrower to honor its obligations to your bank when due. This is not intended to represent a guarantee of the indebtedness of the Borrower by Cinemark USA, Inc.



                              Sincerely,

                              CINEMARK USA, INC.


                              By:
                                 ---------------------------------

                              Name:
                                   -------------------------------

                              Title:
                                    ------------------------------





                                     G - 1
                            LETTER OF RESPONSIBILITY

                                                                       EXHIBIT H

                      INTERCOMPANY SUBORDINATION AGREEMENT

TO: Bank of America National Trust
     and Savings Association, as
     Administrative Agent (the
     "Administrative Agent")

Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of November 18, 1997 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement) among Cinemark International, Inc. (the "Borrower"), the banks from time to time party thereto (the "Banks") and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent") for said Banks. It is a requirement of the Credit Agreement that the Subordinated Creditor enter into this Subordination Agreement.

     Borrower is or may become indebted or otherwise obligated to Cinemark USA, Inc. (the "Subordinated Creditor"), and desires that the Banks extend financial accommodations to Borrower. For the purpose of inducing the Banks to grant, continue or renew such financial accommodations, and in consideration thereof, Subordinated Creditor agrees as follows:

     1. Any and all claims of the Subordinated Creditor against Borrower, now or hereafter existing, (the "Subordinated Debt"), are, and shall be at all times, subject and subordinate to any and all Obligations owing to the Administrative Agent and the Banks (collectively, the "Senior Creditor").

     2. If any Default or Event of Default as defined in the Credit Agreement (as herein defined) shall at any time occur and be continuing (each, a "Default"), then at all times thereafter until such Default shall have been cured, or such Default or the benefits of this sentence shall have been waived in writing by the Administrative Agent, Borrower shall not, directly or indirectly, make any payment or distribution of assets with respect to the Subordinated Debt, except as set forth in paragraph 10 hereof.

     3. In case of (a) any assignment for the benefit of creditors by Borrower, (b) any proceedings under any bankruptcy or other debtor relief laws being instituted by or against Borrower, (c) the appointment of any receiver for Borrower's business or assets, or (d) any dissolution or winding up of the affairs of Borrower, Borrower and any assignee, trustee in bankruptcy, receiver, debtor in possession or other person or persons in charge, are hereby directed to pay to the Administrative Agent the full amount of the Obligations (including interest and fees to the date of payment) before making any payment of principal or interest to the Subordinated Creditor under any Subordinated Debt.

     4. The Senior Creditor is hereby authorized by the Subordinated Creditor to: (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other





                                     H - 1
                      INTERCOMPANY SUBORDINATION AGREEMENT
terms, of any existing or future Obligations or any part thereof, (b) increase or decrease the rate of interest payable thereon, (c) exchange, enforce, waive, release, or fail to perfect any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as the Senior Creditor may at its discretion determine, (e) release Borrower or any guarantor of any indebtedness of Borrower from liability, and (f) make optional future advances to Borrower, all without notice to the Subordinated Creditor and without affecting the subordination provided by this Agreement.

     5. The Subordinated Creditor acknowledges and agrees that it shall have the sole responsibility for obtaining from Borrower such information concerning Borrower's financial condition or business operations as they may require, and that Senior Creditor shall not have any duty at any time to disclose to the Subordinated Creditor any information relating to the business operations or financial condition of Borrower.

     6. On the written request of the Administrative Agent, the Subordinated Creditor shall mark any note or instrument evidencing any Subordinated Debt with a conspicuous legend which reads substantially as follows:

                  "THIS [NOTE] IS SUBORDINATED TO CERTAIN PRESENT OR FUTURE INDEBTEDNESS OWING FROM THE MAKER TO THE BANKS PARTY TO THE CREDIT AGREEMENT DATED AS OF NOVEMBER 18, 1997 AMONG CINEMARK INTERNATIONAL, INC., THE BANKS PARTY THERETO AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS ADMINISTRATIVE AGENT, AS AMENDED FROM TIME TO TIME, AND MAY BE ENFORCED ONLY IN ACCORDANCE WITH THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 18, 1997 BETWEEN BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS ADMINISTRATIVE AGENT AND PROMISSORY."

     7. In the event that any payment or any cash or noncash distribution is made to the Subordinated Creditor in violation of the terms of this Agreement, the Subordinated Creditor shall receive the same in trust for the benefit of the Senior Creditor, and shall forthwith remit it to the Administrative Agent in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same to the Administrative Agent.

     8. For violation of this Agreement, the Subordinated Creditor shall be liable for all losses and damages sustained by reason of such breach.

     9. The Subordinated Creditor agrees not to sell, assign, transfer, pledge, hypothecate, or encumber any Subordinated Debt except subject expressly to this Agreement and not to take any lien or security on any of Borrower's property so long as any Obligations shall exist. This Agreement shall be binding upon the heirs, successors and assigns of the Subordinated Creditor and Borrower.





                                     H - 2
                      INTERCOMPANY SUBORDINATION AGREEMENT

     10. Notwithstanding the provisions of Section 2, (a) Borrower may make payments to Cinemark USA on Subordinated Debt for its respective share of consolidated tax liability and (b), so long as no Default or Event of Default has occurred, Subordinated Creditor may receive principal and noncash interest payments on the Subordinated Debt; provide, however, that such payments in the case of subsection (a) does not cause a Default or Event of Default under any Obligations.

     11. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     12. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed and delivered as of November 18, 1997.



                              Subordinated Creditor:

                              CINEMARK USA, INC.

                              By:
                                 ---------------------------------

                              Name:
                                   -------------------------------

                              Title:
                                    ------------------------------




                                     H - 3
                      INTERCOMPANY SUBORDINATION AGREEMENT

                          ACCEPTANCE OF SUBORDINATION
                             AGREEMENT BY BORROWER

     The undersigned being the Borrower named in the foregoing Subordination Agreement, hereby accepts and consents thereto and agrees to be bound by all the provisions thereof, not to make any payment to or on behalf of the Subordinated Creditor in violation of such agreement and to recognize all priorities and other rights granted thereby to the Senior Creditor, and its successors and assigns, and to perform in accordance therewith.

     Dated: November 18, 1997



                             CINEMARK INTERNATIONAL, INC.

                             By:
                                ---------------------------------

                             Name:
                                  -------------------------------

                             Title:
                                   ------------------------------



                                     H - 4
                      INTERCOMPANY SUBORDINATION AGREEMENT